EXHIBIT 10.1
PCTEL SECURE LLC
a Delaware Limited Liability Company
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
Dated as of January 5, 2011
THE MEMBERSHIP INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
PCTEL SECURE LLC
A Delaware Limited Liability Company
          THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) of PCTEL SECURE LLC (the “Company”), dated as of January 5, 2011 (the “Effective Date”) is adopted, executed and entered into by and between PCTEL, Inc., a Delaware corporation (“PCTEL”), and Eclipse Design Technologies, Inc., an Illinois corporation (“Eclipse”). PCTEL and Eclipse are referred to in this Agreement as the “Members,” and each individually, a “Member”). Anthony Vitucci is also a party to this Agreement solely for the purposes of agreeing to the Restrictive Covenants set forth in Section 7.2. This Agreement amends and restates in its entirety, and replaces, the Company’s Limited Liability Company Agreement, dated as of October 20, 2010, entered into by PCTEL as the Company’s sole member (the “Old Agreement”).
R E C I T A L S:
          A. The Members desire to form a joint venture in order to develop, manufacture, promote, sell and otherwise exploit two primary products: (i) a secure smartphone on an Android® platform combining the security of a military-grade communications device with the features and functions of a commercial smartphone, and (ii) a card to be inserted in a smartphone to convert it to a secure smartphone (together, the “Products”).
          B. On October 20, 2010 (the “Formation Date”), PCTEL formed the Company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §18 101 et seq. (as amended from time to time and including any successor statute of similar import, the “Act”) by the filing of the Certificate with the Secretary of State of the State of Delaware in accordance with the Act.
          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and intending to be legally bound, the Members hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions
          As used in this Agreement, the following terms have the following meanings:
          “Act” has the meaning set forth in the recitals above.
          “Adjusted Capital Account Balance” shall mean, with respect to any Member, the amount obtained by increasing the balance of such Member’s Capital Account by such Member’s

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

allocable share(s) of any Company Minimum Gain and Member Minimum Gain, both measured as of the end of the relevant Taxable Year.
          “Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance, if any, in the Member’s Capital Account as of the end of the relevant Taxable Year, after giving effect to the following adjustments:
     (a) the deficit shall be decreased by the amounts which the Member is obligated to restore or is deemed obligated to restore pursuant to Regulation §§1.704-2(g)(1) and (i)(5); and
     (b) the deficit shall be increased by the items described in Regulation §§1.704-1(b)(2)(ii)(d)(4), (5) and (6).
The foregoing definition of Adjusted Capital Account Deficit is intended to comply with Regulations §1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
          “Affiliate” of any particular Person means any other Person that, directly or indirectly, (i) owns or controls fifty percent (50%) or more of the outstanding voting or equity interests of such Person or (ii) controls, is controlled by, or is under common control with, such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.
          “Agreement” has the meaning set forth in the introductory paragraph.
          “Annual Operating Budget” has the meaning set forth in Section 6.7.
          “Appointing Arbitrator” has the meaning set forth in Section 11.1(A).
          “Approved Sale” has the meaning set forth in Section 9.6(B).
          “Arbitrable Dispute” means any dispute, controversy, claim, or disagreements that may arise between the Members or between any Member and the Company, in each case, in connection with this Agreement or the transactions contemplated hereby; provided, however, in no event shall the meaning of “Arbitrable Dispute” include (i) a Member’s election to give or withhold its consent to any matter for which such Member’s consent is required or (ii) a Member’s decision to direct its designee(s) to the Board to give or withhold his/her consent to any matter for which the approval of the Board is required).
          “Arbitrator” has the meaning set forth in Section 11.1(A).
          “Board” has the meaning set forth in Section 6.1(A).

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

          “Book Value” means, in respect of any property owned by the Company, the Company’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g) (provided that, in the case of permitted adjustments, the Company shall only make such adjustments that it reasonably determines are necessary or appropriate to reflect the relative economic interests of the Members of the Company), provided that the initial Book Value of any asset contributed to the Company shall be equal to the fair market value of the contributed asset on the date of contribution.
          “Business Day” means any day, other than Saturday, Sunday or a day banks are authorized or required to be closed in Chicago, Illinois.
          “Capital Account” has the meaning set forth in Section 4.1.
          “Capital Contribution” means the total amount of cash and the fair market value of any other assets or services actually contributed (or deemed contributed under Regulation §1.704-1(b)(2)(iv)(d)) to the Company by a Member, net of liabilities assumed or to which the assets are subject.
          “Cause” means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud in respect of the Company or any of its customers or suppliers or in respect of its Members, (ii) conduct tending to bring the Company or its Members into public disgrace or disrepute, (iii) material failure to comply with the terms of this Agreement or to perform duties of the office held by such Person as reasonably directed in writing by the Board, which failure is not cured (if curable) within five (5) days after such Person receives written notice thereof from the Board or, if not reasonably curable within such period, then within forty-five (45) days so long as such Person is diligently attempting to cure and so long as such failure does not constitute an act or conduct falling within clause (i) or (ii) above, or (iv) negligence or willful misconduct in respect of the Company.
          “Certificate” means the Certificate of Formation of the Company as filed with the Secretary of State of the State of Delaware.
          “Claim” has the meaning set forth in Section 7.4.
          “Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time(or any corresponding provision of succeeding law).
          “Company” has the meaning set forth in the introductory paragraph.
          “Company Minimum Gain” has the meaning set forth for “partnership minimum gain” in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

          “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company or any of its Affiliates in connection with their respective businesses, including but not limited to (i) financial information and projections, (ii) business strategies, (iii) products or services, (iv) fees, costs and pricing structures, (v) designs, (vi) analysis, (vii) drawings, photographs and reports, (viii) computer software, including operating systems, applications and program listings, (ix) flow charts, manuals and documentation, (x) databases, (xi) accounting and business methods, (xii) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xiii) customers and clients and customer or client lists, (xiv) copyrightable works, (xv) all technology and trade secrets, and (xvi) all similar and related information in whatever form.
          “Contribution Agreement” means that certain Contribution Agreement dated January 5, 2011 by and among the Members effectuating, among other things, the Capital Contributions of the Members.
          “Distribution” means a distribution made by the Company to a Member, whether in cash, property or securities and whether by liquidating distribution or otherwise (including, without limitation, distributions of Net Operating Cash Flow and Net Capital Proceeds); provided, however, none of the following shall be a Distribution: (i) any redemption or repurchase by the Company or any Member of any Membership Interests, (ii) any recapitalization or exchange of securities of the Company, (iii) any subdivision or any combination of any outstanding Membership Interests, or (iv) any reasonable fees or remuneration paid to any Member in such Member’s capacity as an Officer, consultant or other provider of services to the Company.
          “Drag-Along Notice” has the meaning set forth in Section 9.6(B)(i).
          “Eclipse” has the meaning set forth in the introductory paragraph.
          “Eclipse Exit Period” has the meaning set forth in Section 9.5.
          “Eclipse Services Agreement” means (i) that certain Services Agreement dated as of January 5, 2011 by and between Eclipse, as service provider, and the Company, as service recipient, and (ii) the ancillary agreements and instruments contemplated thereby, all as amended or restated from time to time.
          “Effective Date” has the meaning set forth in the introductory paragraph.
          “Enterprise Value” means the enterprise value of the Company as of any date of determination calculated pursuant to the First Call Matrix (with respect to the First Call) or the Second/Third Call Matrix (with respect to the Second Call or the Third Call); provided, however, that solely for the purposes of calculating the Put Price, the Enterprise Value shall be deemed to be $4,900,000.

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

          “Enterprise Value Notice” has the meaning set forth in Section 9.5.
          “Eric Üner January 2011 Bonus” has the meaning set forth in Section 5.8(B).
          “ERISA” has the meaning set forth in Section 3.1(C)(xii).
          “Failed Venture” means the occurrence of the following events: (a) PCTEL’s election not to exercise, or failure to exercise, the Second Call within the Second Call Period, and (b) the Enterprise Value of the Company as of the end of the Second Call Period being less than or equal to $4,900,000.
          “Failed Venture Election” has the meaning set forth in Section 10.1(D).
          “First Call” means the purchase right exercisable by PCTEL pursuant to Section 9.2(A).
          “First Call Closing Date” has the meaning set forth in Section 9.2(A).
          “First Call Matrix” means the Enterprise Value calculation matrix appearing on Exhibit B and pertaining to the First Call.
          “First Call Period” means the period commencing on January 1, 2012 through and including March 31, 2012.
          “First Call Price” shall mean the price for Eclipse’s Membership Interests being purchased in the First Call obtained by multiplying the Company’s Enterprise Value as set forth in the First Call Matrix by the Percentage Interest represented by such Membership Interests.
          “Fiscal Year” means the twelve (12)-month period beginning on January 1st of a given year and ending on December 31st of such year unless otherwise required by the Code. Each Fiscal Year shall commence on the day immediately following the last day of the immediately preceding Fiscal Year; provided, however, that the first Fiscal Year shall be deemed to have commenced on the Formation Date.
          “Flow-Through Entity” has the meaning set forth in Section 3.1(C)(ix).
          “Formation Date” means the date set forth in the recitals above.
          “GAAP” has the meaning set forth in Section 6.7.
          “Governmental Body” means the federal government or any state, local or foreign government or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of, or pertaining to, such a government.

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

          “Indebtedness” means all indebtedness of a Person for borrowed money, whether secured or unsecured, including, without limitation, (a) indebtedness of such a Person for the deferred purchase price of property or services represented by a note, earnout or contingent purchase payment, (b) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (c) all indebtedness of such Person secured by a mortgage or other lien to secure all or part of the purchase price of the property subject to such lien or mortgage, (d) all obligations under leases which are required to be recorded as capital leases in respect of which such Person is liable as the lessee, (e) any liability of such Person in respect of banker’s acceptances or letters of credit, (f) any obligations under any interest rate swap agreements, (g) all interest, fees and other expenses owed with respect to the indebtedness referred to above, (h) notes issued by a Person to reimburse any landlord for or with respect to improvements to premises leased by such Person and (i) all indebtedness referred to above which is directly or indirectly guaranteed by such Person.
          “Indemnifying Member” has the meaning set forth in Section 12.3.
          “Intellectual Property License Agreement” has the meaning set forth in Section 10.2(B)(iv).
          “Investment” as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests, limited liability company interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.
          “Investment Company Act” means the Investment Company Act of 1940, 15 U.S.C. §§80a-1 through 80a-52, as amended from time to time.
          “Marketing Period” has the meaning set forth in Section 9.5.
          “Material Contract” means any contract, agreement or understanding which involves, (a) over the term of such contract, agreement or understanding, the expenditure of more than $10,000 or (b) any federal, state, local, municipal or foreign governmental agency or any instrumentality thereof as a party thereto.
          “Member” means each Person identified on Exhibit A attached hereto as of the date hereof that has executed this Agreement, in each case so long as such Person is shown on the Company’s books and records. The Members shall constitute the “members” (as that term is defined in the Act) of the Company. Except as expressly provided herein, the Members shall constitute a single class or group of members of the Company for all purposes of the Act and this Agreement.

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

          “Member Minimum Gain” has the meaning set forth in Treasury Regulation Sections 1.704-2(i)(2) and 1.704-2(i)(3).
          “Member Nonrecourse Deductions” has the meaning set forth in Treasury Regulation Sections 1.704-2(i).
          “Membership Interest” means a Member’s interest in the Company (including, without limitation, capital and residual profits of the Company), and the right, if any, to participate in the management of the business and affairs of the Company, including the right, if any, to vote on, consent to, or otherwise participate in, any decision or action of or by the Members and the right to receive information concerning the business and affairs of the Company, in each case to the extent expressly provided in this Agreement or otherwise required by the Act.
          “Net Capital Proceeds” means the gross proceeds, if any, realized by the Company from the sale, financing, refinancing or other disposition of the assets of the Company, net of the actual costs and expenses incurred by the Company in connection with the transaction giving rise to such proceeds, including repayment of any Indebtedness of the Company. Such amounts shall include amounts received incident to the liquidation of the Company.
          “Net Indebtedness” means all Indebtedness of the Company (including without limitation amounts borrowed pursuant to the PCTEL Line of Credit) net of Unrestricted Cash.
          “Net Operating Cash Flow” means, for any period (i) all cash revenues, interest and other payments received by the Company during such period (excluding Capital Contributions and Net Capital Proceeds) less (ii) all debt service payments and cash expenses paid by the Company during such period, including all additions to reserves contemplated in the approved Annual Operating Budget.
          “Net Proceeds” means, all cash proceeds and the fair market value (as determined by PCTEL in good faith) of all non-cash proceeds of a Sale of the Company, calculated on a cash-free, debt-free basis, net of all transaction expenses, including without limitation all legal, investment banking, brokerage, accounting and related expenses.
          “OFAC” has the meaning set forth in Section 3.1(C)(xiii).
          “Offer Period” has the meaning set forth in Section 9.5.
          “Offer Price” has the meaning set forth in Section 9.5.
          “Officer” means each Person designated as an officer of the Company pursuant to ARTICLE VI for so long as such Person remains an officer pursuant to the provisions of ARTICLE VI.
          “Old Agreement” has the meaning set forth in the introductory paragraph.

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

          “PCTEL” has the meaning set forth in the introductory paragraph.
          “PCTEL Line of Credit” means a revolving credit facility in the amount of $4,000,000 provided to the Company by PCTEL pursuant to the PCTEL Line of Credit Documents.
          “PCTEL Line of Credit Documents” means (i) that certain Line of Credit Agreement by and between PCTEL, as lender, and the Company, as borrower, (ii) that certain Line of Credit Note made by the Company and payable to the order of PCTEL, with a maximum principal balance of $4,000,000 and (iii) the ancillary agreements and instruments contemplated thereby, all as amended or restated from time to time.
          “PCTEL Services Agreement” means (i) that certain Services Agreement dated as of January 5, 2011 by and between PCTEL, as service provider, and the Company, as service recipient, and (ii) the ancillary agreements and instruments contemplated thereby, all as amended or restated from time to time.
          “Percentage Interest” means, with respect to each Member, the percentage indicated opposite such Member’s name on Exhibit A, as amended from time to time.
          “Person” means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.
          “Plan Asset Regulations” has the meaning set forth in Section 3.1(C)(xii).
          “Prime Rate” means the most recently announced prime rate in the Money Rates section of the Wall Street Journal as in effect from time to time (or, if more than one rate is published, the highest of such rates).
          “Proceeding” has the meaning set forth in Section 7.4.
          “Products” has the meaning set forth in the recitals above.
          “Profits” and “Losses” means, for each Taxable Year, an amount equal to the Company’s taxable income or loss for such Taxable Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
               (i) any item of the Company that is exempt from federal income tax shall be added to such taxable income or loss;

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

               (ii) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to the regulations under Code Section 704(b) shall be subtracted from such taxable income or loss;
               (iii) if the Book Value of any property owned by the Company is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;
               (iv) gain or loss resulting from any disposition of property owned by the Company shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;
               (v) items of depreciation, amortization and other cost recovery deductions in respect of property owned by the Company having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g);
               (vi) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and
               (vii) notwithstanding any other provision of this definition, any items which are allocated pursuant to Section 5.6 or Section 5.8 shall not be taken into account in computing Profits or Losses.
          “Put” means the sale right exercisable by Eclipse pursuant to Section 9.2(B).
          “Put Closing Date” has the meaning set forth in Section 9.2(B).
          “Put Notice” has the meaning set forth in Section 9.2(B).
          “Put Period” means the period commencing on April 1, 2012 through and including April 10, 2012.
          “Put Price” shall mean the price for Eclipse’s Membership Interests being sold pursuant to the Put obtained by multiplying the Company’s Enterprise Value by the Percentage Interest represented by such Membership Interests.
          “Qualifying Bank” means a bank or trust company that is (i) organized as a banking association or corporation under the laws of the United States or any State thereof, or in the

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

District of Columbia, (ii) subject to supervision or examination by federal, state or District of Columbia banking authorities, (iii) with capital and surplus of not less than $250,000,000, and (iv) the debt securities of which are rated at least “A” by Moody’s Investors Services, Inc. or “A2” by Standard & Poor’s Ratings Group.
          “Qualifying Sale of the Company” means any Sale of the Company in which the Net Proceeds received by PCTEL are greater than or equal to $40,000,000.
          “Restricted Member Affiliates” means Anthony Vitucci.
          “Restricted Period” means the period commencing as of the date of this Agreement and ending on the earlier of (a) the dissolution of the Company in accordance with this Agreement and (b) December 31, 2015.
          “Restrictive Covenants” has the meaning set forth in Section 7.2.
          “Sale of the Company” means any merger or consolidation of the Company with an unaffiliated third party; any sale, lease, transfer or other conveyance of all or substantially all of the Company’s assets to an unaffiliated third party; or any sale, lease, transfer or other conveyance of any item of intellectual property, including any brand or trademark, which generated seventy-five percent (75%) or more of the Company’s revenues for its then-current fiscal year or for the fiscal year immediately prior thereto, with an unaffiliated third party; provided, however, that any of the foregoing events, if effected in connection with a merger or consolidation of PCTEL with an unaffiliated third party or the sale, lease, transfer or other conveyance of all or substantially all of PCTEL’s assets to an unaffiliated third party shall not constitute a “Sale of the Company.”
          “Second Call” means the purchase right exercisable by PCTEL pursuant to Section 9.3.
          “Second Call Closing Date” has the meaning set forth in Section 9.3.
          “Second Call Period” means the period commencing on October 1, 2013 through and including December 31, 2013.
          “Second Call Price” shall mean the price for Eclipse’s Membership Interests obtained by multiplying the Company’s Enterprise Value as set forth in the Second/Third Call Matrix by the Percentage Interest represented by such Membership Interests.
          “Second/Third Call Matrix” means the Enterprise Value calculation matrix appearing on Exhibit B and pertaining to the Second Call and the Third Call.
          “Securities Act” means the Securities Act of 1933, as amended from time to time.

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

          “Short-Term Investments” means U.S. Dollar-denominated, readily available instruments consisting of one or more of:
               (i) interest bearing transaction accounts in a Qualifying Bank (including, without limitation, money market accounts);
               (ii) time deposits, or certificates of deposit, in a Qualifying Bank, in each case having a maturity of one year or less;
               (iii) securities that, at the date of investment, are direct obligations of, or obligations fully guaranteed or insured by, the United States or any agency or instrumentality of the United States having a maturity of not more than one year from the date of purchase;
               (iv) such other short-term, liquid investments having a maturity of three (3) months or less rated at least “A” by Moody’s Investor’s Services, Inc. or “A2” by Standard & Poor’s Ratings Group; and
               (v) money market mutual funds with assets of at least $500,000,000, substantially all of which assets consist of obligations of the type included in clauses (i) through (iv) above.
          “Tag-Along Notice” has the meaning set forth in Section 9.6(B)(ii).
          “Taxable Year” means the Company’s taxable year ending on the last day of each calendar year (or part thereof, in the case of the Company’s last taxable year), or such other year as is (i) required by Section 706 of the Code or (ii) determined by the Board.
          “Tax Distribution” has the meaning set forth in Section 5.4.
          “Tax Matters Partner” has the meaning set forth in Section 8.2.
          “Third Call” means the purchase right exercisable by PCTEL pursuant to Section 9.6(A).
          “Third Call Closing Date” has the meaning set forth in Section 9.6(A).
          “Third Call Period” means July 1, 2014 and thereafter.
          “Third Call Price” shall be equal to the Second Call Price.
          “Third Party Sale Notice” has the meaning set forth in Section 9.5.
          “Third Party Purchaser” has the meaning set forth in Section 9.5.

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

          “Transfer” means, with respect to each Member, any sale, assignment, conveyance, transfer, exchange, distribution, gift, mortgage, pledge, hypothecation or other encumbrance or disposal of all or any portion of such Member’s Membership Interest, whether voluntarily, by operation of law, or otherwise.
          “Transferee” has the meaning set forth in Section 9.1.
          “Transferring Member” has the meaning set forth in Section 9.7(A)(i).
          “Treasury Regulations” means the Federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, and any successor regulations thereto.
          “Unrestricted Cash” means all unrestricted cash and cash equivalents of the Company.
          “U.S.” means all of the States of the United States of America and the District of Columbia.
     Section 1.2 Incorporation of Recitals.
          The above-stated recitals are hereby incorporated herein and made a part of this Agreement.
     Section 1.3 Construction
          Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter and the singular number includes the plural number and vice versa. All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Exhibits are to the Exhibits attached hereto, each of which is made a part hereof for all purposes.
     Section 1.4 Including
          Reference in this Agreement to “including,” “includes” and “include” shall be deemed to be followed by “without limitation.”
ARTICLE II
ORGANIZATION
     Section 2.1 Formation
          The Company has been organized as a Delaware limited liability company on the Formation Date by the execution and filing of the Certificate under and pursuant to the Act and shall be continued in accordance with the terms of this Agreement. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

Agreement. To the extent that the rights, powers, duties, obligations and liabilities of the Members are different by any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.
     Section 2.2 Company Name
          The name of the Company shall be “PCTEL Secure LLC” and all Company business shall be conducted in that name or such other names that comply with applicable law as the Board may select from time to time. Notification of any change in the name of the Company shall be given to all Members. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Board.
     Section 2.3 The Certificate, Etc.
          The Certificate was filed with the Secretary of State of the State of Delaware on the Formation Date. The Members hereby agree to execute, file and record all such other certificates and documents, including amendments to the Certificate and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business.
     Section 2.4 Term of the Company
          The term of the Company commenced on the Formation Date and shall continue in existence until dissolution of the Company pursuant to Section 10.1.
     Section 2.5 Registered Office; Registered Agent; Principal Office; Other Offices
          The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Board may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there. The Company may have such other offices as the Board may designate from time to time.
     Section 2.6 Purposes
          The nature of the business or purposes to be conducted or promoted by the Company is to acquire, develop, own, manage, exploit, license, sublicense and dispose of the Products. The Company may engage in any and all activities necessary, desirable or incidental to the

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.
     Section 2.7 Powers of the Company
          Subject to the provisions of this Agreement, the Company shall have the power and authority to take any and all actions necessary or appropriate for the accomplishment of the purposes of the Company set forth in Section 2.6, including, without limitation, the power, either directly or through one or more subsidiaries or Affiliates:
               (A) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any state or district of the United States;
               (B) to acquire by purchase, lease, contribution of property or otherwise, rehabilitate, own, hold, operate, maintain, finance, refinance, improve, lease, sell, convey, mortgage, transfer or dispose of any real or personal property that may be necessary or appropriate for the accomplishment of the purposes of the Company;
               (C) to enter into, perform and carry out contracts of any kind, including contracts with any Member or any Affiliate thereof, or any agent of the Company necessary or appropriate for the accomplishment of the purposes of the Company, including agreements for the management of the affairs of the Company;
               (D) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic corporations, associations, general or limited partnerships (including the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and to perform the duties created thereby) or individuals or direct or indirect obligations of the United States or any state, governmental district or municipality or of any instrumentality of any of them;
               (E) to lend money for any proper purpose, to invest and reinvest its funds and to take and hold real and personal property for the payment of funds so loaned or invested;
               (F) to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;
               (G) to appoint agents of the Company and define their duties and fix their compensation;

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

               (H) to indemnify any Person in accordance with the Act (subject to Section 7.4) and to obtain any and all types of insurance;
               (I) to cease its activities and cancel its Certificate;
               (J) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action in respect of any lease, contract or security agreement in respect of any assets of the Company;
               (K) to borrow money and issue evidences of indebtedness and guaranty indebtedness and to secure the same by a mortgage, pledge or other lien on the assets of the Company;
               (L) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and
               (M) to make, execute, acknowledge and file any and all documents or instruments necessary or appropriate for the accomplishment of the purposes of the Company.
     Section 2.8 Board Authority
          Subject to the provisions of this Agreement, and in furtherance of the purposes of the Company as set forth in Section 2.6, (i) the Company may, upon the direction of the Board, enter into and perform any and all documents, agreements and instruments contemplated thereby, all without any further act, vote or approval of any Member, and (ii) the Board may authorize any Person (including any Member or Officer) to enter into and perform any and all documents, agreements and instruments on behalf of the Company. Each Person so authorized by the Board, whether pursuant to this Agreement or subsequent action of the Board, shall be deemed a “manager” for purposes of the Act.
     Section 2.9 Foreign Qualification
          Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Board shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Board or any Officer, each Member shall execute, acknowledge, swear to and deliver any or all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.
     Section 2.10 No State-Law Partnership

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

          The Members intend that the Company shall not be a partnership (including a general or limited partnership) or a contractual joint venture, and that no Member shall be a partner or a contractual joint venturer of any other Member by virtue of this Agreement, for any purposes other than federal and, if applicable, state tax purposes, and neither this Agreement nor any other document entered into by the Company or any Member shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.
ARTICLE III
MEMBERSHIP; CONTRIBUTIONS
     Section 3.1 Members
               (A) Names, etc. The names, residence, business or mailing addresses and Capital Contributions of each Member are set forth on Exhibit A. Any reference in this Agreement to Exhibit A shall be deemed to be a reference to Exhibit A as amended and in effect from time to time in accordance with the terms of this Agreement. Each Person listed on Exhibit A shall, upon its execution of this Agreement or counterpart thereto, be admitted to the Company as a Member of the Company.
               (B) Loans by Members. No Member, as such, shall be required to lend any funds to the Company or to make any contribution of capital to the Company, except as otherwise required by applicable law, this Agreement, or any other written agreement between such Member and the Company explicitly requiring the making of capital contributions, including without limitation the PCTEL Line of Credit Documents. Any Member may, with the approval of the Board, make loans to the Company on terms agreed upon by the Board and such Member, including without limitation pursuant to the PCTEL Line of Credit Documents, and any loan by a Member to the Company shall not be considered to be a Capital Contribution.
               (C) Representations and Warranties of Members. Each Member hereby represents and warrants and acknowledges that:
                    (i) such Member has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto;
                    (ii) such Member has reviewed and evaluated all information necessary to assess the merits and risks of its investment in the Company and has had answered to its satisfaction any and all questions regarding such information;
                    (iii) such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time;

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

                    (iv) such Member is acquiring its interest in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof;
                    (v) the interests in the capital and residual profits of the Company have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with;
                    (vi) the execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound, and the Person executing this Agreement on behalf of such Member has been duly authorized to do so;
                    (vii) the determination of such Member to invest in the Company has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries which may have been made or given by any other Member or by any Affiliate or agent of any other Member;
                    (viii) this Agreement is valid, binding and enforceable against such Member in accordance with its terms, and, such Member is not a party to any other written or verbal agreement or understanding with respect to the subject matter of this Agreement, with the exception only of the Contribution Agreement, the Eclipse Service Agreement and the PCTEL Service Agreement, if such Member is a party thereto;
                    (ix) if a Member is a partnership, limited liability company or other entity classified as a partnership for federal income tax purposes, or a grantor trust (within the meaning of Sections 671-679 of the Code) or an S corporation (within the meaning of Section 1361 of the Code) (each, a “Flow-Through Entity”), either: (a) no Person will own, directly or indirectly through one or more flow-through entities, an interest in such Member where more than seventy percent (70%) of the value of the Person’s interest in such Member is attributable to such Member’s investment in the Company; or (b) if one or more Persons will own, directly or indirectly through one or more Flow-Through Entities, an interest in such Member where more than seventy percent (70%) of the value of the Person’s interest in such Member is attributable to the Member’s investment in the Company, neither the Member nor any such Person has or will have any intent or purpose of having such Person invest in the Company indirectly through the Member in order to enable the Company to satisfy the 100-Member limitation in Treas. Reg. §1.7704-1(h) (the private placement safe harbor from publicly traded status);

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

                    (x) unless such Member has notified the Board to the contrary, such Member: (a) is a “United States Person” within the meaning of Section 7701 of the Code (i.e., is not any of the following (as defined in the Code): a nonresident alien individual, foreign partnership, foreign corporation, foreign estate, foreign trust, other foreign entity or organization, or grantor trust having a foreign person as an owner); (b) is a “U.S. Person” within the meaning of Section 120.15 of the International Traffic in Arms Regulation (ITAR), 22 CFR Chapter I, Subchapter M, Parts 120-130; (c) shall notify the Company within sixty (60) days of the date such Member ceases to be a “United States Person” or a “U.S. Person,” as so defined; and (d) may be asked to recertify its non-foreign status at periodic intervals (and that this information may be disclosed to the Internal Revenue Service);
                    (xi) if such Member will beneficially own ten percent (10%) or more of the Membership Interests in the Company, the Member is not an “investment company” as defined in the Investment Company Act nor is the Member relying on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as an exemption from classification as an “investment company”;
                    (xii) such Member is not holding and, for the term of the Company, will not hold “plan assets,” as that term is defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations promulgated thereunder, including, without limitation, the Department of Labor Regulations Section 2510.3-101 (the “Plan Asset Regulations”), and, consequently, the administration and management of the Company and the investment of the Company’s assets are not, and will not be, subject to the fiduciary duty requirements of ERISA; and
                    (xiii) such Member (nor any Person owning an interest in such Member) is not (nor will be) a Person with whom the Company or any other Member is restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury of the United States of America (including, those persons named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and such Member is not engaging in, and shall not knowingly engage in, any dealings or transactions with such Persons.
               (D) Additional Representations and Warranties of PCTEL. PCTEL hereby represents and warrants that, at all times during the period commencing with the Formation Date and ending on the Effective Date, PCTEL (i) has been the sole member of the Company and (ii) has not caused the Company to engage in any activities with the exception of (a) obtaining a tax identification number, (b) establishing a bank account, and (c) related organizational tasks. All such activities have been conducted in accordance with the terms of the Old Agreement.

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

     Section 3.2 No Liability of Members
               (A) No Liability. Except as otherwise required by applicable law, no Member shall have any personal liability whatsoever in such Member’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. Each Member shall be liable only to make such Member’s Capital Contributions to the Company pursuant to the terms and conditions provided expressly herein.
               (B) Distributions. In accordance with the Act and the laws of the State of Delaware, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member. It is the intent of the Members that no Distribution to any Member pursuant to ARTICLE V shall be deemed a return of money or other property paid or distributed in violation of the Act. The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of the Act, and the Member receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.
     Section 3.3 Capital Contributions
               (A) Generally. Each Member, by execution of this Agreement, agrees to make Capital Contributions in accordance with the terms of this Agreement.
               (B) Initial Capital Contributions. Concurrently with the execution and delivery of this Agreement, each of the Members shall contribute (or cause to be contributed) to the Company the Capital Contributions as set forth on Exhibit A, subject to the terms thereof and the terms of the Contribution Agreement, and each of the Members’ Capital Accounts shall be credited with an amount equal to the value thereof, as set forth therein.
               (C) Additional Capital Contributions. The Members shall not be required to make any additional Capital Contributions to the Company.
     Section 3.4 Certification of Membership Interests
          The Company may in its discretion issue certificates to the Members representing the interest in the capital and residual profits held by such Member.
     Section 3.5 Other Activities
          Subject to the other express provisions of this Agreement and any other agreements with the Company, including, without limitation, any leases, services agreements, employment

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

agreements, independent contractor agreements to which a Member or Affiliate of a Member may be a party, each Member, member of the Board or Officer of the Company, at any time and from time to time, may engage in and own interests in other business ventures of any type and description, independently or with others. In this regard, each party recognizes that (i) PCTEL and its Affiliates are in the business of propagation and optimization solutions for the wireless industry, design and development of software-based radios for wireless network optimization and development and distribution of antenna solutions, and have interests therein for profit and may engage in all activities related or incidental thereto and (ii) Eclipse and its Affiliates are in the business of RF, analog, mixed-signal and digital integrated circuit design, signal processing circuit implementation and embedded software development and have interests therein for profit and may engage in all activities related or incidental thereto. None of the Company, any other Member, or any Affiliate of any other Member shall have any right by virtue of this Agreement or the company relationship created hereby in or to any ventures or activities of PCTEL, Eclipse or their respective Affiliates or to the income or proceeds derived therefrom or the pursuit of such other ventures or opportunities by PCTEL, Eclipse or their respective Affiliates. Except as set forth in this Agreement, none of PCTEL, Eclipse or their respective Affiliates shall be obligated to present or disclose to the Company or any Member any particular investment opportunity and PCTEL, Eclipse or their respective Affiliates shall have the right to take for their own account any particular investment opportunity; provided, however, that during the term of this Agreement and the Restricted Period no Member shall be involved in any capacity in any investment opportunity that is competitive with the purposes set forth in Section 2.6. Except as set forth in this Agreement, the involvement by a Member or its Affiliates in an investment opportunity shall not constitute a conflict of interest by such Person with respect to the Company, any of the Members, or any of their respective Affiliates.
ARTICLE IV
CAPITAL ACCOUNTS
     Section 4.1 Establishment and Determination of Capital Accounts
          A capital account (“Capital Account”) shall be established for each Member on the books of the Company. Each Member’s Capital Account shall be (i) increased by any Capital Contributions made by such Member pursuant to the terms of this Agreement and such Member’s share of Profits and any other items of income and gain allocated to such Member pursuant to ARTICLE V (other than Section 5.8), (ii) decreased by such Member’s share of Losses, the amount of cash or the fair market value of any other property (net of liabilities assumed by such Member and liabilities to which such property is subject) distributed to such Member, and any other item of loss or deduction allocated to such Member pursuant to ARTICLE V, and (iii) adjusted as otherwise required by the Code and the regulations thereunder, including but not limited to, the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Any references in this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be increased or decreased from time to time as set forth above.

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

     Section 4.2 Negative Capital Accounts
          Except as expressly provided herein, or as required by applicable law, no Member shall be required to pay to the Company or any other Member any deficit or negative balance which may exist from time to time in such Member’s Capital Account.
     Section 4.3 Company Capital
          No Member shall be paid interest on any Capital Contribution to the Company or on such Member’s Capital Account, and no Member shall have any right (i) to demand the return of such Member’s Capital Contribution or any other distribution from the Company (whether upon resignation, withdrawal or otherwise), except upon dissolution of the Company pursuant to ARTICLE X, or (ii) to cause a partition of the Company’s assets.
     Section 4.4 Compliance With Section 1.704-1(b)
          The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Board shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Member), are computed in order to comply with such regulation, the Board may make such modification; provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to ARTICLE X upon the dissolution of the Company. The Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treas. Reg. §1.704-1(b)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treas. Reg. §1.704-1(b); provided that adjustments and/or modification is not likely to have a material effect on the amounts distributable to any Member pursuant to ARTICLE X upon the dissolution of the Company.
     Section 4.5 Transfer of Capital Accounts
          The original Capital Account established for each substituted Member shall be in the same amount as the Capital Account of the Member which such substituted Member succeeds, at the time such substituted Member is admitted to the Company. The Capital Account of any Member whose interest in the Company shall be increased or decreased by means of the transfer to it of all or part of the Membership Interest of another Member shall be appropriately adjusted to reflect such transfer. Any reference in this Agreement to a Capital Contribution of or distribution to a Member that has succeeded any other Member shall include any Capital Contributions or distributions previously made by or to the former Member on account of the Membership Interest of such former Member transferred to such Member.

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

ARTICLE V
DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES
     Section 5.1 Generally
          Subject to the provisions of Section 18-607 of the Act and to the provisions of this ARTICLE V, the Board shall make Distributions of Net Operating Cash Flow and Net Capital Proceeds to its Members as and when determined by the Board from time to time and subject to the retention and establishment of or reserves of, or payment to third parties of, such funds as it deems necessary in respect of the reasonable business needs of the Company which shall include the payment or the making of provision for the payment when due of the Company’s obligations, including without limitation the Company’s obligations under the PCTEL Line of Credit Documents.
     Section 5.2 Net Operating Cash Flow Distributions
          Subject to Section 5.1, all Distributions of Net Operating Cash Flow shall be made to the Members in proportion to their respective Percentage Interests as of the date such Distributions are made.
     Section 5.3 Net Capital Proceeds Distributions
          Subject to Section 5.1, all Distributions of Net Capital Proceeds shall be made to the Members in proportion to their respective Percentage Interests as of the date such Distributions are made.
     Section 5.4 Tax Distributions
          Notwithstanding Section 5.2 or Section 5.3, or any other provision of this Agreement, the Board shall, to the maximum extent permitted by applicable law and to the extent that distributable cash is reasonably available to the Company, cause the Company to distribute to each Member an amount equal to such Member’s “Tax Distribution” (as defined below). With respect to a taxable year, distributions made pursuant to Section 5.2 or Section 5.3 shall discharge the Company’s obligations under this Section 5.4, and distributions made under this Section 5.4 shall reduce amounts distributable pursuant to Section 5.2 or Section 5.3, as applicable. For purposes of this Agreement, “Tax Distribution” means, with respect to a taxable year of the Company, an amount equal to the net taxable income reported (or that is reasonably anticipated will be reported) on the Schedule K-1 issued (or that will be issued) by the Company to such Member for such taxable year (less any net tax losses on Schedule K-1 for prior taxable years to the extent not previously considered pursuant to this Section 5.4) multiplied by forty percent (40%). Any and all Tax Distributions shall be made on a quarterly basis.

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

     Section 5.5 Allocation of Profits and Losses
               (A) Profits. After giving effect to the special allocations set forth in Section 5.6, Profits for any Taxable Year shall be allocated in the following order and priority:
                    (i) First, to the Members in an amount equal to the excess, if any, of (x) the cumulative Losses allocated to each such Member pursuant to Section 5.5(B) for all prior Taxable Years, over (y) the cumulative Profits allocated to each such Member pursuant to this Section 5.5(A)(i) for all prior Taxable Years (and between the Members based on the relative share of the aggregate net Loss previously allocated to each);
                    (ii) Thereafter, to the Members in proportion to their Percentage Interests.
               (B) Losses. After giving effect to the special allocations set forth in Section 5.6, Losses for any Taxable Year shall be allocated as set forth in Section 5.5(B)(i), subject to the limitations in Section 5.5(B)(ii).
                    (i) Losses for any Taxable Year shall be allocated to the Members in proportion to their Percentage Interests to the extent permitted by Section 5.5(B)(ii). In the event that Section 5.5(B)(ii) prevents an allocation of Losses to one or more of the Members (but less than all of the Members), the remaining Loss shall be allocated between the remaining Members in proportion to their Percentage Interests.
                    (ii) The Losses allocated pursuant to Section 5.5(B)(i) shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Taxable Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 5.5(B)(i), the limitation set forth in this Section 5.5(B)(ii) shall be applied on a Member by Member basis so as to allocate the maximum permissible Losses to each Member under Regulations Section 1.704-1(b)(2)(ii)(d).
     Section 5.6 Regulatory and Special Allocations
          Notwithstanding the provisions of Section 5.5:
               (A) Company Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation Section 1.704-2(f), if there is a net decrease in Company Minimum Gain during any Taxable Year, each Member shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

5.6(A) is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.
               (B) Member Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Minimum Gain attributable to a “Member Nonrecourse Debt” (as those terms are defined in Treasury Regulation Section 1.704-2(b)(4)) during any Taxable Year, each Member that has a share of such Member Minimum Gain shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to that Member’s share of the net decrease in Member Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.6(B) is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
               (C) Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of taxable income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the adjusted capital account deficit (determined according to Treasury Regulation Section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible, provided that an allocation pursuant to this Section 5.6(C) shall be made only if and to the extent that such Member would have a Adjusted Capital Account Deficit after all other allocations provided for in this ARTICLE V have been tentatively made as if this Section 5.6(C) were not in the Agreement. This Section 5.6(C) is intended to comply with the qualified income offset requirement in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
               (D) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Taxable Year that is in excess of the sum of (i) the amount the Member is obligated to restore pursuant to any provision of this Agreement and (ii) the amount the Member is deemed to be obligated to restore pursuant to the penultimate sentences of the Treasury Regulations 1.704-2(g)(1) and 1.704-2(i)(5), the Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.6(D) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this ARTICLE V have been tentatively made as if Section 5.6(C) and this Section 5.6(D) were not in this Agreement.
               (E) Nonrecourse Deductions. Nonrecourse Deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Taxable Year shall be allocated to the Members in accordance with their respective Percentage Interests, and Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i).

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

               (F) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Taxable Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation §1.704-2(i)(1).
               (G) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code §§734(b) or 743(b) is required, pursuant to Treasury Regulation §§1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of his interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event that Treasury Regulation §1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Treasury Regulation §1.704-1(b)(2)(iv)(m)(4) applies.
               (H) Curative Allocations. The allocations set forth in Section 5.5(B)(ii), and Section 5.6(A), (B), (C), (D), (E), (F), and (G) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 5.6(H). Therefore, notwithstanding any other provision of this ARTICLE V (other than the Regulatory Allocations), the Board of Managers shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 5.5(A), Section 5.5(B)(i), and Section 5.8. In exercising its discretion under this Section 5.6(H), the Board of Managers shall take into account future Regulatory Allocations under Section 5.6(A) and (B) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 5.6(E) and (F).
               (I) Offsetting Allocations. If, and to the extent that, any Member is deemed to recognize any item of income, gain, deduction or loss as a result of any transaction between such Member and the Company pursuant to Sections 1272-1274, 7872, 483, 482 or 83 of the Code or any similar provision now or hereafter in effect, and the Board reasonably determines that any corresponding item of deduction, loss, income or gain recognized by the Company (net of any income or deduction recognized by the Company in connection with such transaction) should be allocated to such Member in order to reflect the Members’ Percentage Interest in the Company, then the Board may so allocate such corresponding net item.
     Section 5.7 Section 754 Election

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

          Upon the request of any Member, the Company shall elect, pursuant to Section 754 of the Code, to adjust the basis of property owned by the Company as permitted and provided in Sections 734 and 743 of the Code. Such election shall be effective solely for Federal (and, if applicable, state and local) income tax purposes and shall not result in any adjustment to the Book Value of any Company asset or to the Member’s Capital Accounts (except as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m)) or in the determination or allocation of Profit or Loss for purposes other than such tax purposes.
     Section 5.8 Tax Allocations
               (A) Generally. Except as provided in Section 5.8(B) or Section 5.8(C), for federal, state and local income tax purposes, each item of income, gain, loss or deduction shall be allocated among the Members in the same manner and in the same proportion that the corresponding book items have been allocated among the Members’ respective Capital Accounts.
               (B) Eric Üner January 2011 Bonus. Eclipse is paying a bonus to Eric Üner, an employee of the Company, pursuant to a bonus letter dated as of the Effective Date (the “Eric Üner January 2011 Bonus”). To the extent the Eric Üner January 2011 Bonus is ever deemed to be compensation paid by the Company, then the Members agree that the resulting deduction shall be allocated entirely to Eclipse.
               (C) Variations. In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction in respect of any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such asset for federal income tax purposes and its initial Book Value. In the event the Book Value of any Company asset is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), subsequent allocations of income, gain, loss and deduction in respect of such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder. Allocations required or permitted by this Section 5.8(C) shall be made based on any reasonable method specified in Treasury Regulations Section 1.704-3 as the Board reasonably determines.
ARTICLE VI
MANAGEMENT POWER, RIGHTS AND DUTIES
     Section 6.1 Management by the Board
               (A) Board. The business and affairs of the Company shall be managed under the direction of a board of managers (the “Board”) to the fullest extent permitted by the Act. The Board shall consist of three (3) individuals designated as follows: PCTEL shall designate two (2) individuals, who shall initially be John W. Schoen and Anthony Kobrinetz, and Eclipse shall

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

designate one (1) individual, who shall initially be Anthony Vitucci. An affirmative vote of any two (2) members of the Board shall control with respect to any decision to be made by the Board; provided, however, that the affirmative vote of all of the members of the Board shall be required in order to approve:
                    (i) any changes to the relative rights and preferences of the Membership Interests or the right of any Member to receive Distributions or the allocation of Profits and Losses;
                    (ii) any amendment to the First Call Matrix or the Second/Third Call Matrix;
                    (iii) any redemption, purchase or other acquisition of Membership Interests by the Company;
                    (iv) any amendment to Section 3.2 (No Liability of Members), Section 3.3 (Capital Contributions), Section 3.5 (Other Activities), ARTICLE IV (Capital Accounts), ARTICLE V (Distributions; Allocations of Profits and Losses), Section 6.1 (Management by Board), Section 6.3 (Authority of Officers; Restrictions on Certain Actions), Section 6.5(C) (Two-Thirds Member Approval Margin), Section 7.1 (Duties; No Liability), Section 7.2 (Restrictive Covenants), Section 7.3 (Transactions Between the Company and the Members), Section 7.4 (Right to Indemnification), ARTICLE IX (Transfers and Other Events), Section 10.1 (Dissolution, Liquidation and Termination), Section 11.1 (Arbitration Required), Section 12.3 (Indemnification and Reimbursement for Payments on Behalf of a Member), Section 12.8 (Amendment or Modification) or Section 12.14 (Waiver of Certain Damages);
                    (v) any amendment to Section 1.1 (Definitions) that would disproportionately and materially adversely affect a Member;
                    (vi) any amendment to any provision of this Agreement that provides for approval of any matter by a vote of more than a simple majority of the Members;
                    (vii) except (1) for the exercise of rights pursuant to ARTICLE IX or (2) any migratory merger for change of domicile purposes, effecting any merger, consolidation, conversion or similar transaction which would reasonably be expected to have a material adverse effect on Eclipse.
PCTEL and Eclipse may remove or replace such designees at any time. In the event that Anthony Vitucci is terminated as an employee of PCTEL or the Company for Cause (as defined herein or in an employment agreement) or resigns, then he shall be deemed to have resigned from the Board and Eclipse shall replace him as its designee. In the event that Eclipse (a) materially breaches its obligations (beyond any applicable notice or cure periods) under, or (b) terminates, the Eclipse Services Agreement, then Eclipse’s right to designate a member of the Board shall terminate, and the size of the Board shall be reduced to two (2) members, both of

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

whom shall be designated by PCTEL, and all decisions requiring the unanimous approval of the members of the Board pursuant to Section 6.1(A) shall require only the approval of both of PCTEL’s designees, subject to the restrictions set forth in Section 12.8.
               (B) General Powers. All powers of the Company shall be exercised by the Board. Decisions of the Board within its scope of authority shall be binding upon the Company and each Member. The Board shall have full, exclusive and complete discretion, power and authority in furtherance of the purposes of the Company as set forth in Section 2.6 and, subject to any other provisions of this Agreement or by non-waivable provisions of applicable law, to manage, control, administer and operate the business and affairs of the Company and to make all decisions affecting such business and affairs, including, without limitation, as described in Section 2.7.
               (C) Term of Office. Members of the Board shall serve until their resignation, death or removal in accordance with Section 6.1(A) by any Person or group of Persons having the right to designate such member of the Board.
               (D) Vacancies. Any vacancy on the Board shall be filled in accordance with Section 6.1(A).
               (E) Resignation. A member of the Board may resign as such by delivering his or her written resignation to the Company at the Company’s principal office addressed to the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
               (F) Compensation. A member of the Board shall not be paid compensation by the Company for his or her services as such. The foregoing shall not be deemed to limit or restrict the payment of any reasonable compensation or remuneration to any Person in such Person’s capacity as an Officer, advisor or consultant to the Company or any agreement or arrangement with the Company which has been approved by the Board.
               (G) Reimbursement. The members of the Board shall be entitled to be reimbursed for reasonable out-of-pocket costs and expenses incurred in the course of their service hereunder, including, without limitation, attendance at Board and Member meetings.
               (H) Reliance by Third Parties. Any Person dealing with the Company, other than a Member, may rely on the authority of the Board (or any Officer or other person authorized by the Board) in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement. Every agreement, instrument or document executed by one or more members of the Board (or any Officer authorized by the Board) in the name of the Company in respect of any business or property of the Company shall be conclusive evidence in favor of any Person relying thereon or claiming thereunder that (i) at the time of the execution or delivery thereof this Agreement was in full force and effect, (ii) such agreement,

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

instrument or document was duly executed according to this Agreement and is binding upon the Company, and (iii) the Board or such Officer was duly authorized and empowered to execute and deliver such agreement, instrument or document for and on behalf of the Company.
               (I) Meetings of the Board; Actions. Meetings of the Board shall be held at the principal place of business of the Company or at any other place that the Board determines; provided, however, that either Member may call a meeting of the Board once per fiscal quarter. Written notice of all meetings of the Board shall be sent to all Board members at least five (5) Business Days prior to the meeting. At any meeting, any member of the Board may participate by telephone or similar communication equipment, provided each member of the Board can hear the others. Persons present by telephone shall be deemed to be present “in person” for purposes hereof. The presence of two (2) members of the Board shall constitute a quorum for the transaction of business. Meetings shall be held at least once each quarter, or more often in accordance with a schedule established by the Board. In addition, any two (2) or more members of the Board may convene a meeting thereof upon at least five (5) Business Days’ prior written notice to the other members of the Board. The Board also may make decisions, without holding a meeting, by written consent with at least five (5) Business Days prior written notice thereof to all members of the Board not signing such consent. Minutes of each meeting and a record of each decision shall be kept by the Secretary. Notwithstanding the foregoing provisions, each member of the Board who is entitled to notice waives notice if before or after the meeting the member of the Board signs a waiver of notice or appears at or participates in the meeting.
               (J) Reserves. The Board may from time to time establish such reserves as it shall reasonably determine.
     Section 6.2 Officers
               (A) Designation and Appointment. The Board may, from time to time, appoint Officers of the Company. Any number of offices may be held by the same person. In its discretion, the Board may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members. Any Officers so designated shall have such authority and perform such duties as are herein provided and as the Board may, from time to time, delegate to them. The Board may assign titles to particular Officers. Each Officer shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. The Officers of the Company shall serve without compensation. The initial Officers of the Company shall be as are as set forth on Schedule 6.2.
               (B) Resignation/Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without Cause, at any time by the Board. Designation of an Officer shall not itself create any contractual or employment rights.

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

               (C) Duties of Officers Generally. The Officers, in the performance of their duties as such, shall owe to the Company duties of good faith and fair dealing; provided, however, so long as any Officer, in reasonable good faith, believes he or she is acting in the Company’s interest, such Officer shall not be held to be in breach of duties promulgated hereunder or otherwise be liable to any Person in any respect.
               (D) President. The President shall, subject to the powers of the Board, be the chief administrative officer of the Company and shall have general charge of the business, affairs and property of the Company, and control over its other Officers and agents. The President shall see that all orders and resolutions of the Board are carried into effect and shall have authority to suspend or to remove any agent or Officer of the Company and, in the case of the suspension for Cause of any such Officer, to recommend to the Board what further action should be taken. In the absence of the President and with the Board’s prior approval, the duties of the President shall be performed and his or her authority may be exercised by any other Officer of the Company. The President shall have such other powers and perform such other duties as may be prescribed by the Board, and shall be a “manager” for purposes of the Act.
               (E) Vice President — Finance. The Vice President — Finance shall have shall have general charge of the financial affairs of the Company and shall perform such duties and have such other powers as the President (within the scope of his or her authority) or the Board may from time to time prescribe.
               (F) Vice President — Business Development. The Vice President — Business Development shall have shall have general charge of the sales and business development activities of the Company and shall perform such duties and have such other powers as the President (within the scope of his or her authority) or the Board may from time to time prescribe.
               (G) Other Vice Presidents. Each of the other Vice Presidents, if any, shall perform such duties and have such other powers as the President (within the scope of his or her authority) or the Board may from time to time prescribe.
               (H) Secretary. The Secretary shall have the general duties, powers and responsibilities of a secretary of a corporation. The Secretary shall attend all meetings of the Board and of the Members and record all of the proceedings of such meetings in a book to be kept for that purpose. The Secretary shall keep all documents as may be required under this Agreement and the Act. The Secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the President or the Board.
               (I) Signatory Authority. All agreements and instruments to be executed on behalf of the Company (including without limitation checks drawn on the Company’s accounts) shall be executed by two (2) Officers of the Company, and shall not be effective without both such signatures. Where thus authorized, such individuals shall have the authority to bind the

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

Company by signing contracts or agreements or understandings, subject, however, to Section 6.3.
     Section 6.3 Authority of Officers; Restrictions on Certain Actions
               (A) Authority. Subject to the provisions of this Agreement, the Officers, without the prior approval of the Board, shall have the power and authority to take any and all actions on behalf of the Company as are necessary, desirable or appropriate to or for the furtherance of the purposes set forth in Section 2.6 as enumerated in Section 2.7.
               (B) Restrictions. Notwithstanding anything to the contrary contained herein, an Officer may not take any of the following actions on behalf of the Company without the prior written approval of the Board pursuant to Section 6.1:
                    (i) directly or indirectly sell or otherwise dispose of any material asset of the Company outside the ordinary course of business;
                    (ii) commence (including the filing of a counterclaim), settle or otherwise dispose of any claim or litigation, regulatory proceeding or arbitration (other than ordinary course employer or commercial claims) to which the Company is, or is to be, a party or by which the Company or any of its business, assets or properties may be affected;
                    (iii) directly or indirectly declare or make any Distributions upon any of the Company’s equity securities;
                    (iv) enter into, materially modify or terminate any Material Contract;
                    (v) incur and/or pay for any expense or cost of the Company which is outside the scope of the applicable item in the approved Annual Operating Budget;
                    (vi) create any liens or any other encumbrances whatsoever upon the assets of the Company;
                    (vii) enter into any joint venture or business alliance or create any subsidiary, or acquire any capital stock of or other ownership interest in any Person;
                    (viii) amend or terminate any agreement relating to a joint venture or a business alliance of the Company;
                    (ix) make any political or charitable contribution;
                    (x) enter into or consummate any transaction of the type contemplated or covered by Section 7.3;

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

                    (xi) delegate authority to any Person to approve the taking of any action set forth in this Section 6.3(B);
                    (xii) do any act which would make it impossible to carry on the ordinary business of the Company or to alter the tax status of the Company;
                    (xiii) change the name of the Company;
                    (xiv) directly or indirectly redeem, purchase or otherwise acquire any of the Company’s equity securities;
                    (xv) authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise) of any equity securities or debt securities with equity features or securities exercisable or convertible into equity securities or debt securities with equity features;
                    (xvi) merge or consolidate with any Person;
                    (xvii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction;
                    (xviii) make any loans or advances to, guarantees for the benefit of, or Investments in, any Person, except for Short-Term Investments;
                    (xix) borrow or guarantee indebtedness, or enter into or materially modify any term of any documentation evidencing indebtedness, other than advances requested under the PCTEL Line of Credit;
                    (xx) register any of the Company’s securities under any securities laws;
                    (xxi) make any change in the Company’s Fiscal Year;
                    (xxii) make any amendment or terminate any constitutive or governing document of the Company, including without limitation this Agreement or the Certificate;
                    (xxiii) engage or retain any auditor other than PCTEL’s then-current auditor;
                    (xxiv) do any act in contravention of this Agreement; or
                    (xxv) commit to do any of the foregoing.
          Section 6.4 Limitation on Authority of Members

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

          No Member is an agent of the Company solely by virtue of being a Member, and no Member has authority to act for the Company solely by virtue of being a Member. This Section 6.4 supersedes any authority granted to the Members pursuant to the Act. Any Member who takes any action or binds the Company in violation of this Section 6.4 shall be solely responsible for any loss and expense incurred by the Company as a result of the unauthorized action and shall indemnify and hold the Company harmless in respect of the loss or expense.
     Section 6.5 Meetings of and Voting by Members
               (A) Notwithstanding anything to the contrary herein, no Person shall be entitled to vote in respect of any Membership Interest unless such Person is a Member or the proxy of a Member or an authorized representative of a Member that is not, in either case, a natural Person.
               (B) A meeting of the Members may be called at any time by the Board or by a Member. Meetings of Members shall be held at the Company’s principal place of business or at any other place designated by the Board. Not less than five (5) Business Days or more than sixty (60) calendar days before each meeting, the Board shall give written notice of the meeting to each Member entitled to vote at the meeting. The notice shall state the time, place and purpose of the meeting. Notwithstanding the foregoing provisions, each Member who is entitled to notice waives notice if before or after the meeting the Member signs a waiver of the notice which is filed with the records of Members’ meetings, or is present at the meeting in person or by proxy. A Member entitled to vote may vote either in person or by written proxy signed by the Member or by its duly authorized attorney in fact. Persons present by telephone shall be deemed to be present “in person” for purposes hereof.
               (C) Except as otherwise provided in this Agreement, the affirmative vote of Members holding Membership Interests representing more than two-thirds (2/3) of the outstanding Membership Interests entitled to vote shall be required to approve any matter coming before such Members which is not required to be determined by the approval of the Board pursuant to the terms of this Agreement or the Act.
               (D) In lieu of holding a meeting, the Members may vote or otherwise take action by written consent signed Members having requisite voting power under this Agreement, subject, however, to the limitations of the Act.
     Section 6.6 Power of Attorney
               (A) Grant of Power. Each Member constitutes and appoints the President of the Company as the Member’s true and lawful attorney-in-fact, and in the Member’s name, place and stead, to make, execute, sign, acknowledge, and file:
                    (i) one or more certificates of formation consistent with the terms of this Agreement;

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

                    (ii) all documents (including amendments to the Certificate) which the attorney-in-fact deems appropriate to reflect any written amendment, change or modification of this Agreement approved in accordance with Section 12.8;
                    (iii) upon the requisite approval, if any, required elsewhere in this Agreement, any and all other certificates or other instruments required to be filed by the Company under the laws of the State of Delaware or of any other state or jurisdiction, including, without limitation, any certificate or other instruments necessary in order for the Company to continue to qualify as a limited liability company under the laws of the State of Delaware; and
                    (iv) all documents which may be required to dissolve and terminate the Company and to cancel its Certificate upon the requisite approval required elsewhere in this Agreement.
               (B) Irrevocability. The foregoing power of attorney is irrevocable and is coupled with an interest, and, to the extent permitted by applicable law, shall survive the death or disability of a Member and any change in the identity of the President. It also shall survive the Transfer of a Membership Interest, except that if the transferee is approved for admission as a Member, this power of attorney shall survive the delivery of the assignment for the sole purpose of enabling the attorney-in-fact to execute, acknowledge and file any documents needed to effectuate the substitution. Each Member shall be bound by any representations made by the attorney-in-fact acting in good faith pursuant to this power of attorney, and each Member hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the attorney-in-fact taken in good faith under this power of attorney.
     Section 6.7 Annual Operating Budget and Accounting Matters
          Not later than thirty (30) days prior to the start of each Fiscal Year subsequent to 2010, the Company’s Officers shall submit to the Board, for the Board’s review and approval, a proposed budget for such Fiscal Year (an “Annual Operating Budget”). Each Annual Operating Budget shall include a proposed budget and operating plan for the Company, as well as a description of major business objectives and challenges (including, but not limited to, major capital requirements for the Company or the refinancing or sale of the Company) for the forthcoming Fiscal Year. The Annual Operating Budget also shall set forth the following information for the Company on a monthly basis with annual totals, together with an explanation of all material assumptions made in determining the same: (i) a detailed estimate of the projected gross revenues for the Company for the forthcoming Fiscal Year; (ii) a detailed estimate of the projected operating expenses for the Company for the forthcoming Fiscal Year, which estimate shall set forth as separate line items the projected operating expenses with respect to each type of expense expected to be incurred for such year; (iii) a detailed estimate of the projected reimbursable expenses with respect to each type of expense expected to be incurred for such year; (iv) a statement as to the projected additions to or disbursements from such reserves for the forthcoming Fiscal Year; (v) an estimate of the projected cash flow available for Distribution from the Company; (vi) a description of the terms and conditions proposed with respect to

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

material contracts relating to the Company for the forthcoming Fiscal Year; (vii) a description of the minimum insurance coverage to be maintained with respect to the Company for the forthcoming Fiscal Year; and (viii) and such other information as may be reasonably requested by the Board. In addition, the Officers shall provide to the Board such other financial data and other information as may be reasonably requested by the Board. If a proposed Annual Operating Budget has not been approved by the Board by the date that is five (5) days prior to commencement of the applicable Fiscal Year, the then most recent Annual Operating Budget shall continue to be in effect, except as follows: (a) to the extent that specific line items of the proposed Annual Operating Budget have been approved by the Board, then such specific line items shall be as so approved; (b) subject to the immediately preceding clause, (I) the budget for any expenditures over which the Company has little or no control, such as taxes, insurance premiums, utility charges, interest and principal due to then-existing creditors of the Company and to the holders of liens on Company property, and amounts payable pursuant to the terms of then-existing contracts by which the Company is bound shall be the amount required to pay such items, and (II) the budget for all other items shall be the applicable amount set forth in the then most recent Annual Operating Budget, such amounts in (I) and (II) being adjusted for inflation as reflected in the Consumer Price Index for All Urban Consumers published by the U.S. Department of Labor Bureau of Labor Statistics since the date of such most recent Annual Operating Budget. All Annual Operating Budgets and other reports prepared pursuant to this Section 6.7 shall be prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied unless otherwise requested by the Board.
     Section 6.8 Reporting Requirements
          The Officers shall prepare and deliver, or cause to be prepared and delivered, to the Board and the Members the following financial reports and tax information:
               (A) Within forty-five (45) days of the end of the Fiscal Year, deliver to the Board and the Members the audited financial reports of the Company for the Fiscal Year, audited by the independent auditors of the Company engaged by the Board;
               (B) Within five (5) Business Days of the occurrence of such a default, give notice to the Board and the Members of any default under any financing or breach of or default under any other material agreement of which the Company is a party; and
               (C) Promptly deliver to the Board and the Members such additional information regarding the Company as the Board and the Members may reasonably request from time to time.
All of the above reports, balance sheets or other financial statements shall be prepared in accordance with GAAP (except for tax reporting information to the extent that such tax reporting information is different from GAAP).

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

ARTICLE VII
EXCULPATION AND INDEMNIFICATION
     Section 7.1 Duties; No Liability
          In the event of a conflict between the interests of any Member and any other Member: (i) the members of the Board appointed by such Member shall not be obligated to recommend or take any action that prefers the interests of the Company or the other Members over their respective interests or the interests of such Member, and (ii) each Member hereby waives both (A) the fiduciary duty, including the duty of care and the duty of loyalty, if any, of the members of the Board and the Members owed to the Company and/or its Members and (B) any claim or cause of action against the members of the Board and the Members for any breach of fiduciary duty owed to the Company or the Members by any such Person; provided, however, that such Persons shall act in good faith. No Member, member of the Board, or Officer of the Company shall have any duty to the Company or any Member of the Company except for the duties of good faith and fair dealing. Except as otherwise provided in this Agreement, no Member, member of the Board, or Officer of the Company shall be liable to the Company or to any Member for any loss or damage sustained by the Company or to any Member, nor be in breach of this Agreement, unless the loss or damage shall have been the result of gross negligence, fraud or intentional misconduct by the Member, member of the Board, or Officer in question or, in the case of a member of the Board or an Officer, breach of such Person’s duties pursuant to Section 6.2(C). In performing his, her or its duties, each such Person shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which Distributions to Members might properly be paid) of the following other Persons or groups: one or more Officers of the Company, any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company or the Board; or any other Person who has been selected with reasonable care by or on behalf of the Company, or the Board in each case as to matters which such relying Person reasonably believes to be within such other Person’s competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Act. No Member, member of the Board, or Officer of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Member, member of the Board, or Officer of the Company, or any combination of the foregoing.
     Section 7.2 Restrictive Covenants.
The following restrictive covenants (the “Restrictive Covenants”) shall apply to the Members, the Restricted Member Affiliates, the members of the Board and the Officers:

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

               (A) Confidentiality. Without limiting the applicability of any other agreement to which any Person may be subject, no Member, Restricted Member Affiliate, member of the Board or Officer shall, directly or indirectly, disclose or use at any time, whether during the Restricted Period or thereafter, any Confidential Information of which such Person is or becomes aware. Each such Person in possession of Confidential Information shall take all appropriate steps to safeguard such information and to protect it against disclosure, misuse, espionage, loss and theft. Notwithstanding the above, such a Person may disclose Confidential Information to the extent that (i) the disclosure is necessary for him, her or it to fulfill duties to the Company pursuant to this Agreement or any other written agreement, (ii) the disclosure is required by law or a court order, or (iii) the disclosure is necessary to enforce rights hereunder; provided, however, that Eclipse may not disclose or use any Confidential Information in connection with any sale of, or attempt to sell its Membership Interest pursuant to Section 9.5, except pursuant to a nondisclosure agreement in a form acceptable to the Board in its reasonable discretion, not to be unreasonably withheld, delayed or conditioned.
               (B) Non-Competition. During the Restricted Period, no Member or Restricted Member Affiliate shall, directly or indirectly, in any capacity, engage or invest in, own, manage, operate, finance, control, be employed by, or be associated with any business venture or activity engaged in the acquisition, development, ownership, management, exploitation, licensing, sublicensing or disposition of any secure smartphone or related products competitive with the Products, anywhere in the world; provided, however, that he, she or it may purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of securities of any enterprise (without otherwise participating in the activities of such enterprise) if such securities are listed on any national or registered security exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934.
               (C) Non-Solicitation. During the Restricted Period, PCTEL, Eclipse, the Restricted Member Affiliates, the members of the Board and the Officers shall not, directly or indirectly, in any capacity, whether for his, her or its own account or the account of any other Person (i) solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee or independent contractor of the Company or in any manner induce or attempt to induce any such Person to terminate his or her employment or retention with the Company; or (ii) interfere with or attempt to divert the Company’s relationship with any Person, including without limitation any of the Company’s (1) suppliers, (2) vendors, (3) customers, or (4) potential customers with whom the Company has held substantive discussions regarding the Products. Notwithstanding the foregoing, each Member shall be entitled to hire or engage any employee or independent contractor of the Company who was employed or retained by such Member prior to the date of this Agreement.
               (D) Non-Disparagement. During the Restricted Period and indefinitely thereafter, no Member, Restricted Member Affiliate, member of the Board or Officer shall, directly or indirectly, in any forum or manner, disparage the Company, its Members, the members of the Board, the Officers or the Affiliates of the Members.

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

               (E) Additional Restricted Member Affiliates. During the term of this Agreement, each Member shall require, as a condition of employment or retention by such Member, that each Person employed or retained by such Member who, if affiliated with such Member as of the date of this Agreement could reasonably be expected to have executed this Agreement as a Restricted Member Affiliate, execute a joinder to this Agreement in a form prescribed by the Board pursuant to which such Person shall become an additional Restricted Member Affiliate as if such Person were an original signatory to this Agreement; provided, however, that so long as there is no transfer of Anthony Vitucci’s ownership interest in Eclipse, Thomas Smigelski shall not be required to become an additional Restricted Member Affiliate.
               (F) Maximum Enforceable Scope. If, at the time of enforcement of any of the Restrictive Covenants, a court of competent jurisdiction determines that the restrictions stated therein are unenforceable under applicable law and the circumstances then existing, then such covenant shall extend only to the maximum enforceable duration, scope of conduct prohibited or geographical extent as determined by such court.
               (G) Injunctive Relief. The Members and the Restricted Member Affiliates acknowledge that any remedy at law for any breach of the Restrictive Covenants would be inadequate and, notwithstanding any other provision of this Agreement, consent to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that a breach or threatened breach of the Restrictive Covenants may be effectively enjoined, and without the necessity of posting a bond or other security in excess of $1,000.
     Section 7.3 Transactions Between the Company and the Members
          Notwithstanding that it may constitute a conflict of interest, the Members, the members of the Board, or their respective Affiliates may engage in any transaction (including, without limitation, any amendment, supplement or other modification made to such transaction) with the Company (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service with the Company) so long as such transaction (including, without limitation, any amendment, supplement or other modification made to such transaction) is at arm’s length and approved by a majority of the disinterested members of the Board. Notwithstanding the foregoing, however, the Eclipse Services Agreement, the PCTEL Line of Credit Documents, the PCTEL Services Agreement, and the rights of the Members pursuant to Section 9.2, Section 9.3, Section 9.5 and Section 9.6 are hereby approved by the Members and shall not require the approval of a majority of the disinterested members of the Board.
     Section 7.4 Right to Indemnification
          Subject to the limitations and conditions provided in this ARTICLE VII, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (hereinafter, a “Proceeding”), or any appeal in such a Proceeding or

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, or a Person of which such Person is the legal representative, is or was a Member, a member of the Board, or an Officer shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ and experts’ fees) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation (each, a “Claim”), unless such Claim shall have been the result of gross negligence, fraud or intentional misconduct by such Person, in which case such indemnification shall not cover such Claim to the extent resulting from such gross negligence, fraud or intentional misconduct. Indemnification under this Section 7.4 shall continue as to a Person who has ceased to serve in the capacity or retain the status which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 7.4 shall be deemed contract rights, and no amendment, modification or repeal of this Section 7.4 shall have the effect of limiting or denying any such rights in respect of actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal.
     Section 7.5 Nonexclusivity of Rights
          The right to indemnification and the advancement and payment of expenses conferred in Section 7.4 shall not be exclusive of any other right that a Member, member of the Board, Officer or other Person indemnified pursuant to Section 7.4 may have or hereafter acquire under any law (common or statutory) or provision of this Agreement.
     Section 7.6 Insurance
          The Company shall obtain and maintain, at its expense, insurance to protect itself and any Member, member of the Board, Officer or other agent of the Company against any expense, liability or loss for which such Person would be entitled to indemnification from the Company pursuant to Section 7.4.
     Section 7.7 Savings Clause
          If Section 7.4 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Person indemnified pursuant to Section 7.4 as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement in respect of any such Proceeding, appeal, inquiry or investigation to the full extent permitted by any applicable portion of Section 7.4 that shall not have been invalidated and to the fullest extent permitted by applicable law.
     Section 7.8 Limited Liability

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

          Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, member of the Board, or Officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, member of the Board, or Officer of the Company. Neither the Members nor any member of the Board shall be required to lend any funds to the Company. Each of the Members shall only be liable to make payment of required Capital Contributions as and when due hereunder and other payments as expressly provided in this Agreement. If and to the extent a Member shall have made all Capital Contributions in accordance with the preceding sentence, such Member shall not, except as required by the express provisions of the Act regarding repayment of sums wrongfully distributed to Members, be required to make any further contributions. No Member in its capacity as a Member shall have any power to represent, act for, sign for or bind the members of the Board or the Company, and the Members hereby consent to the exercise by the Board and Officers of the Company of the powers conferred on them by law and this Agreement.
ARTICLE VIII
TAXES
     Section 8.1 Tax Returns
          The President shall cause to be prepared and timely filed all necessary federal, state and local income tax returns for the Company, and shall make any elections and filings it may deem appropriate and in the best interests of the Members as a group. The President shall further cause all such tax returns or reports required to be filed by the Company to be sent to each Member for its review and comment at least fifteen (15) Business Days prior to filing. Such tax returns shall be subject to each Member’s approval, such approval not to be unreasonably withheld. Each Member shall furnish to the Company all pertinent information in its possession relating to Company operations that is necessary to enable the Company’s income tax returns to be prepared and filed. The Company shall furnish all pertinent information to the Members that is necessary to determine amounts includable on their tax returns in respect of the Company (including Schedule K-1) as soon as reasonably practicable after the end of the Taxable Year taking into account any extension period granted by the relevant authority having jurisdiction over such matters.
     Section 8.2 Tax Matters Partner
          The Board shall designate any Member to serve as a tax matters partner (subject to replacement) as and when required pursuant to Section 6231(a)(7) of the Code (the “Tax Matters Partner”), and such Tax Matters Partner shall take reasonable action to cause each other Member to be treated as a “notice partner” within the meaning of Code Section 6231(a)(8). The Tax Matters Partner, on and as of the Formation Date, shall be PCTEL. Each Member shall have the right to have thirty (30) days advance written notice from the Tax Matters Partner of the time and place of, and to participate in (i) any administrative or judicial proceeding relating to the

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

determination of Company tax items at the Company level, and (ii) any discussions with the Internal Revenue Service relating to the allocations pursuant to ARTICLE V. Notwithstanding anything in this Section 8.2 to the contrary, the Tax Matters Partner shall not initiate any action or proceeding in any court, extend any statute of limitations, or take any other action contemplated by Code Sections 6222 through 6232 that would legally bind any other Member other than indirectly through the Company being bound by such action. The Company shall, upon the request of any Member, confer (or cause the Company’s advisers to confer) with such Member and its advisers on any matters relating to a Company tax return or any tax election. Promptly following the written request of the Tax Matters Partner, the Company shall, to the fullest extent permitted by law, reimburse and indemnify the Tax Matters Partner for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Tax Matters Partner in connection with any administrative or judicial proceeding (i) in respect of the tax liability of the Company and/or (ii) in respect of the tax liability of the Members in connection with the operations of the Company. The provisions of this Section 8.2 shall survive the termination of the Company or the termination of any Member’s interest in the Company and shall remain binding on the Members for as long a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the Federal income taxation of the Company or the Members.
ARTICLE IX
TRANSFERS AND OTHER EVENTS
     Section 9.1 Transfer of Membership Interest in the Company
          Except as provided in this ARTICLE IX, no Member shall Transfer, or permit or suffer any Transfer of, all or any portion of its Membership Interests to any Person other than the Company (as the case may be, a “Transferee”) without the prior approval of the Board, which approval may be granted or withheld in the sole and absolute discretion of the Board. Notwithstanding any other provision of this Agreement, no attempted Transfer to any transferee who is not a “U.S. Person” within the meaning of Section 120.15 of the International Traffic in Arms Regulation (ITAR), 22 CFR Chapter I, Subchapter M, Parts 120-130 shall be valid.
     Section 9.2 First Call Right; Put Right
               (A) First Call Right. At any time during the First Call Period, PCTEL may issue a notice to Eclipse (a “First Call Notice”) requiring it to sell to PCTEL Membership Interests equal to 19% of the Percentage Interests at the First Call Price (the “First Call”). The closing date for the First Call shall be specified in the First Call Notice and shall be no earlier than twenty (20) days, and no later than sixty (60) days, following the date of the First Call Notice (the “First Call Closing Date”). PCTEL shall pay the First Call Price in cash to Eclipse on the First Call Closing Date. Simultaneously with the payment of the First Call Price, Eclipse shall execute and deliver to PCTEL such assignments and other instruments as may be reasonably required to vest in PCTEL all right, title, and interest in and to the purchased Membership Interests, free and clear of all liens and encumbrances, together with such additional instruments as may be required to

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

effect a Code Section 754 election, which instruments shall contain only customary representations and warranties as to power and authority, title and liens and encumbrances.
               (B) Put Right. If PCTEL does not exercise the First Call, then at any time during the Put Period, Eclipse may issue a notice to PCTEL (a “Put Notice”) requiring it to purchase from Eclipse Membership Interests then held by Eclipse equal to 19% of the Percentage Interests, at the Put Price (the “Put”). The closing date for the Put shall be specified in the Put Notice and shall be no earlier than twenty (20) days, and no later than sixty (60) days, following the date of the Put Notice (the “Put Closing Date”). PCTEL shall pay the Put Price in cash to Eclipse on the Put Closing Date. Simultaneously with the payment of the Put Price, Eclipse shall execute and deliver to PCTEL such assignments and other instruments as may be reasonably required to vest in PCTEL all right, title, and interest in and to the purchased Membership Interests, free and clear of all liens and encumbrances, together with such additional instruments as may be required to effect a Code Section 754 election, which instruments shall contain only customary representations and warranties as to power and authority, title and liens and encumbrances.
     Section 9.3 Second Call Right
          At any time during the Second Call Period, PCTEL may issue a notice to Eclipse (a “Second Call Notice”) requiring it to sell to PCTEL all Membership Interests then held by Eclipse, at the Second Call Price (the “Second Call”). The closing date for the Second Call shall be specified in the Second Call Notice and shall be no earlier than twenty (20) days, and no later than sixty (60) days, following the date of the Second Call Notice (the “Second Call Closing Date”). PCTEL shall pay the Second Call Price in cash to Eclipse on the Second Call Closing Date. Simultaneously with the payment of the Second Call Price, Eclipse shall execute and deliver to PCTEL such assignments and other instruments as may be reasonably required to vest in PCTEL all right, title, and interest in and to the purchased Membership Interests, free and clear of all liens and encumbrances, together with such additional instruments as may be required to effect a Code Section 754 election, which instruments shall contain only customary representations and warranties as to power and authority, title and liens and encumbrances.
     Section 9.4 Eclipse Participation Right
          If PCTEL exercises the Second Call, and within twelve months after the closing of the Second Call Period effects a Qualifying Sale of the Company, then PCTEL shall pay to Eclipse, at the closing of such Qualifying Sale of the Company, ten percent (10%) of the amount, if any, by which (a) the Net Proceeds received by PCTEL in such Qualifying Sale of the Company exceed (b) the Enterprise Value of the Company used to calculate the Second Call Price. If PCTEL exercises the Second Call, and at any time during the period beginning on the thirteenth month and ending on the twenty-fourth month following the end of the Second Call Period effects a Qualifying Sale of the Company, then PCTEL shall pay to Eclipse, at the closing of such transaction, five percent (5%) of the amount, if any, by which (a) the Net Proceeds received by PCTEL in such Qualifying Sale of the Company exceed (b) the Enterprise Value of the

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

Company used to calculate the Second Call Price. In the event that any such Net Proceeds are received by PCTEL in a form other than cash (e.g., stock of an acquirer), Eclipse shall be entitled to ten percent (10%) or five percent (5%), as applicable, of such non-cash consideration, and shall not be entitled to cash in lieu thereof. Notwithstanding anything contained in this Section 9.4, PCTEL shall have no obligation to effect a Sale of the Company.
     Section 9.5 Eclipse Exit Option; Right of First Refusal
          If PCTEL does not exercise the Second Call, then within ten (10) days of the expiration of the Second Call Period, the Company shall notify PCTEL and Eclipse of the Company’s Enterprise Value as of the end of the Second Call Period (the “Enterprise Value Notice”). If the Enterprise Value as of the end of the Second Call Period is less than or equal to $4,900,000 (as calculated by the Board pursuant to the Second/Third Call Matrix and the accompanying calculation principles), then PCTEL shall have the rights set forth in Section 9.6. If the Enterprise Value as of the end of the Second Call Period is greater than $4,900,000, then Eclipse may solicit purchasers for its entire Membership Interest for a period of six (6) months from the end of the Second Call Period (the “Marketing Period”). At any time during the Marketing Period, Eclipse may issue a notice to PCTEL (a “Third Party Sale Notice”) of its receipt of a bona fide written offer and letter of intent, term sheet or similar document to sell all, but not less than all, of its Membership Interests to a single third party (a “Third Party Purchaser”) for cash, which Third Party Sale Notice shall include a true and correct copy of such letter of intent, term sheet or similar document. PCTEL shall thereafter have thirty (30) days (such period, the “Offer Period”) from its receipt of such notice to notify Eclipse in writing of its election to acquire Eclipse’s Membership Interests on the terms set forth therein. Should PCTEL fail to notify Eclipse in writing of such an election within the Offer Period, it shall be deemed to have elected not to purchase such Membership Interests and Eclipse may sell them on the terms and subject to the conditions set forth in the Third Party Sale Notice; provided, however, that should (i) the gross price for the sale of such Membership Interests be reduced below ninety-five percent (95%) of the price set forth in the Third Party Sale Notice, or (ii) a period of thirty (30) days after the date of delivery of the Third Party Sale Notice expires without a sale of such Membership Interests, PCTEL shall have its right to purchase same reinstated in accordance with the procedure set forth in this Section 9.5. Notwithstanding the foregoing, no sale of Membership Interests to a Third Party Purchaser may be made pursuant to this Section 9.5 unless (a) all of the Company’s obligations pursuant to the PCTEL Line of Credit Documents have are paid in full in cash from the proceeds of such Third-Party Sale or from Eclipse (and in no event out of the proceeds of any Capital Contributions of PCTEL), (b) such Third Party Purchaser is not engaged in a business competitive with that of the Company or PCTEL (as determined, in each case, in good faith by the Board), and (c) such sale is closed within eight (8) months following the end of the Second Call Period (the “Eclipse Exit Period”).
     Section 9.6 PCTEL Exit Options

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

          If Eclipse does not complete a sale of its Membership Interests as contemplated by Section 9.5 within the Eclipse Exit Period, PCTEL may elect any of the following alternatives at any time thereafter by issuing a written notice to Eclipse:
               (A) Third Call Right. PCTEL may issue a notice to Eclipse (a “Third Call Notice”) requiring it to sell to PCTEL all Membership Interests then held by Eclipse, at the Third Call Price (the “Third Call”). The Closing date for the Third Call shall be specified in the Third Call Notice and shall be no earlier than twenty (20) days, and no later than sixty (60) days, following the date of the Third Call Notice (the “Third Call Closing Date”). PCTEL shall pay the Third Call Price in cash to Eclipse on the Third Call Closing Date. Simultaneously with the payment of the Third Call Price, Eclipse shall execute and deliver to PCTEL such assignments and other instruments as may be reasonably required to vest in PCTEL all right, title, and interest in and to the purchased Membership Interests, free and clear of all liens and encumbrances, together with such additional instruments as may be required to effect a Code Section 754 election, which instruments shall contain only customary representations and warranties as to power and authority, title and liens and encumbrances.
               (B) Approved Sale. PCTEL may elect to sell all, but not less than all, of its Membership Interests to a third-party purchaser (an “Approved Sale”). In connection with an Approved Sale, the parties shall have the following rights:
                    (i) Drag-Along Right. PCTEL may, by written notice to Eclipse (a “Drag-Along Notice”), require Eclipse to sell all of its Membership Interests to such third-party purchaser on terms and conditions substantially identical to those on which PCTEL will sell its Membership Interests, and Eclipse shall vote for, consent to and raise no objections against the Approved Sale. Not in limitation of the foregoing, in connection with an Approved Sale, Eclipse agrees to take all steps necessary to comply, and to enable it to comply, with the provisions of this Section 9.6(B)(i), including without limitation the execution and delivery of appropriate instruments of transfer and such other agreements and instruments as may reasonably be required by the purchaser or PCTEL for the closing of the Approved Sale at such date and time as PCTEL shall specify. In connection with an Approved Sale: (1) Eclipse shall be required to make customary representations or warranties relating to (i) its own due incorporation and execution and delivery of the relevant agreements and instruments, (ii) the enforceability of such agreements and instruments against it, (iii) the absence of conflicts with agreements, laws and court and governmental orders applicable to it, (iv) its ownership of the Membership Interests being sold by it free and clear of all liens and encumbrances except those arising under this Agreement, and (v) such other representations or warranties as are reasonably necessary in order to effect the transfer of Membership Interests contemplated thereby; (2) Eclipse shall not be required to provide any indemnities except as provided in clause (3); (3) Eclipse may be required to execute and deliver the applicable purchase and sale agreements and in the event that a portion of the purchase price is required by the terms of such agreements to be placed in escrow or otherwise withheld to support purchase price adjustment obligations post-closing (including as it relates to indemnification required by the purchaser in a transaction for breaches of

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

representations or warranties relating to the Company and/or the Membership Interests or assets sold), Eclipse will have a pro rata portion of its purchase price placed in such escrow or otherwise withheld to be utilized to pay any such purchase price adjustment and/or indemnification obligations; and (4) Eclipse shall not be required to agree to restrictive covenants that would materially impair its ability to conduct its business as conducted as of the date of this Agreement (exclusive of the activities of the Company). Eclipse hereby consents to the appointment of a member representative by the Board for the purposes of all dealings with same and to the indemnification of such member representative for all actions taken in good faith in relation to same, all pursuant to a member representative agreement in a form approved by the Board in its reasonable discretion, which Eclipse agrees to execute promptly upon receipt.
                    (ii) Tag-Along Right. Eclipse may, by written notice to PCTEL (a “Tag-Along Notice”), require that, as a condition of such Approved Sale, such third-party purchaser purchase all of Eclipse’s Membership Interests on terms and conditions substantially identical to those under which PCTEL will sell its Membership Interests.
                    (iii) Conditions of Approved Sale. If the Approved Sale is structured as a merger or consolidation, Eclipse shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation. Eclipse shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as may reasonably be requested by PCTEL. The obligations of Eclipse with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, both Members shall receive the same form of consideration and the same amount of consideration for their Membership Interests (subject to ratable adjustment for their relative Percentage Interests and taking into account any differences in their Capital Accounts and the allocations and Distributions associated with their Membership Interests); and (ii) if either Member is given an option as to the form and amount of consideration to be received, both Members shall be given the same option. Each Member will bear its pro rata share (subject to ratable adjustment for their relative Percentage Interests) of the costs of any sale of Membership Interests pursuant to an Approved Sale to the extent such costs are incurred for the benefit of both Members and are not otherwise paid by the Company or the acquiring party. For purposes of this Section 9.6(B)(i), costs incurred in exercising reasonable efforts to take all actions in connection with the consummation of an Approved Sale shall be deemed to be for the benefit of all Members. Costs incurred by a Member on its own behalf will not be considered costs of the transaction hereunder.
               (C) Failed Venture Election. If the Enterprise Value as of the end of the Second Call Period is less than or equal to $4,900,000, PCTEL may make a Failed Venture Election pursuant to Section 10.1(D).

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

     Section 9.7 Transfers Generally; Substituted Members; Rights and Obligations of Transferees and Transferring Members
               (A) Requirements. Without limiting the provisions of the remainder of this ARTICLE IX, a Transfer shall be valid hereunder only if:
                    (i) the Member proposing to make a Transfer of all or any portion of its Membership Interests (the “Transferring Member”) and the Transferee each executes and delivers to the Company such documents and instruments of conveyance as may be reasonably requested by the Board to effect such Transfer and to confirm the agreement of the Transferee to be bound by the provisions of this Agreement;
                    (ii) the Transferring Member and Transferee provide to the Board the Transferee’s taxpayer identification number and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any Distribution otherwise provided for in this Agreement in respect of any Membership Interests transferred until the Board has received such information;
                    (iii) the Transferring Member furnishes to the Company (unless otherwise approved by the Board) an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Board, that (a) the Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act, (b) the Transfer will not cause the Company to be taxed as a corporation pursuant to Section 7704 of the Code and will not result in a termination of the Company within the meaning of Section 708 of the Code, and (c) either the Membership Interests transferred have been registered under the Securities Act and any applicable state securities laws or the Transfer is exempt from all applicable registration requirements and will not violate any applicable laws regulating the Transfer of securities; and
                    (iv) the Transferring Member reimburses the Company for all costs and expenses that the Company reasonably incurs in connection with the Transfer.
               (B) No Dissolution. A Transfer by a Member or other Person shall not itself dissolve the Company or entitle the Transferee to become a Member or exercise any rights of a Member.
               (C) Voting. Except as the Board may otherwise provide in a written consent approving the transfer of voting rights in connection with a proposed Transfer, such consent, if requested by the Transferring Member, not to be unreasonably withheld, delayed or conditioned, a Transfer by a Member shall eliminate the Member’s power and right to vote (in proportion to the extent of the Membership Interests Transferred) on any matter submitted to the Members, and, for voting purposes, such Membership Interests shall not be counted as outstanding in proportion to the extent of the Membership Interests Transferred. A Transfer shall not otherwise

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

eliminate the Member’s entitlement to any rights associated with the Member’s remaining interest, including, without limitation, rights to information, and shall not cause the Member to be released from any liability to the Company solely as a result of the Transfer.
               (D) Admission of Transferee as Member. A Transferee shall become a substituted Member entitled to all the rights of a Member in respect of a Transferred Membership Interest if and only if (i) the Transferring Member gives the Transferee such right (which shall be presumed in the case of any voluntary Transfer unless the instrument of assignment expressly excludes such right), (ii) either (a) such admission is approved by the Board or (b) such Transfer is a Permitted Transfer, and (iii) the Transferee has agreed in writing to be bound by the provisions of this Agreement. If the Transferee is admitted as a Member pursuant to this Section 9.7(D), (I) the voting and other rights associated with the Membership Interest held by the Transferee shall be restored and transferred to the Transferee and be held by the Transferee in its capacity as substituted Member along with all other rights in respect of the Transferred Membership Interests and (II) this Agreement shall be amended to admit such Transferee as a Member and to reflect the elimination of the Transferring Member (or the reduction of such Membership Interest) and (if and to the extent then required by the Act) a certificate of amendment to the Certificate reflecting such admission and elimination (or reduction) shall be filed in accordance with the Act. The admission of any substitute Member pursuant to this ARTICLE IX shall be deemed effective on the effective date of such amendment to this Agreement. A Transferee that is not admitted as a Member pursuant to this Section 9.7(D) shall be entitled only to the share in the Distributions and other economic benefits in respect of the Transferred Membership Interests and shall have no other rights (including, without limitation, rights to approve matters that require the unanimous approval of all of the Members, or rights to any information or accounting of the affairs of the Company or to inspect the books or records of the Company) in respect of the Transferred Membership Interests. The Transferee shall have no liability as a Member solely as a result of the Transfer unless admitted as a Member pursuant to this Section 9.7(D); provided, however, the Transferee shall in all cases be subject to all of the Transfer restrictions and other obligations applicable to a Member under this ARTICLE IX. The Company shall be entitled to treat the record owner of any interest in the Company as the absolute owner thereof and shall incur no liability for Distributions of cash or other property made in good faith to such owner until such time as a written assignment of such Membership Interest is permitted pursuant to the terms and conditions provided herein, and such assignment has been received and approved by the Board and has been recorded on the books of the Company.
               (E) Release. Notwithstanding the admission of a Transferee as a Member, unless released by the Board, the Transferring Member shall not be released from any obligations to the Company existing as of the date of the Transfer (other than obligations of the Transferring Member to make future Capital Contributions), but such admission shall cause the Transferring Member to cease to be a Member in respect of the Membership Interests transferred when the Transferee becomes a Member. In any such case, the admission of the Transferee as a Member shall constitute the requisite consent of the Members to continue the business of the Company

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

notwithstanding that such admission will cause the termination of the membership of the Transferring Member in respect of the Membership Interests transferred.
     Section 9.8 Distributions and Allocations Regarding Transferred Membership Interests
          Upon any Transfer during any Taxable Year of the Company made in compliance with the provisions of this ARTICLE IX, profits, losses, each item thereof and all other items attributable to such Membership Interests for such Taxable Year shall be divided and allocated between the Transferring Member and the Transferee by taking into account the periods of time of their respective Membership Interests during such Taxable Year, using any conventions permitted by law and selected by the Board. All Distributions on or before the date of such Transfer shall be made to the Transferring Member and all Distributions thereafter shall be made to the Transferee. Solely for purposes of making such allocations and Distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that, if the Company is given notice of a Transfer at least ten (10) Business Days prior to the Transfer, the Company shall recognize such Transfer as the date of such Transfer, and provided, further, that, if the Company does not receive a notice stating the date such Membership Interest was transferred and such other information as the Board may reasonably require within thirty (30) days after the end of the Taxable Year during which the Transfer occurs, then all such items shall be allocated, and all Distributions shall be made, to the Member that, according to the books and records of the Company, was the owner of the Membership Interests on the last day of the Taxable Year during which the Transfer occurs. Neither the Company nor the Board shall incur any liability for making allocations and Distributions in accordance with the provisions of this Section 9.8, whether or not the Company or the Board has knowledge of any Transfer of any Membership Interests.
     Section 9.9 Resignation
          No Member shall have the right to resign or withdraw as a Member without the prior written approval of all of the Members, which each Member may give or withhold in its sole and absolute discretion. Any Member that resigns without the approval of all of the Members in contravention of this Section 9.9 shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the resignation of such Member, and such Member shall be entitled to receive the fair value of its Membership Interest as of the date of its resignation (or, if less, the fair value of its interest as of the winding-up of the Company), as conclusively determined by the Board, only following the occurrence of the winding-up of the Company.
     Section 9.10 No Appraisal Rights
          No Member shall be entitled to any appraisal rights in respect of such Member’s Membership Interest, whether individually or as part of any class or group of Members, in the

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

event of a merger, consolidation, or other transaction involving the Company or its securities unless such rights are expressly provided herein or by the agreement of merger, agreement of consolidation or other document effectuating such transaction.
     Section 9.11 Void Assignment
          Any Transfer by any Member in contravention of this Agreement shall be void and ineffectual and shall not bind or be recognized by the Company or any other Person. In the event of any Transfer in contravention of this Agreement, the purported transferee shall have no right to any profits, losses or Distributions of the Company or any other rights of a Member.
ARTICLE X
DISSOLUTION, LIQUIDATION AND TERMINATION
     Section 10.1 Dissolution
          The Company shall be dissolved and its affairs shall be wound up on the first to occur of the following:
               (A) the unanimous approval of all of the Members as evidenced by each Member’s written direction to its respective Board members to approve such termination;
               (B) the sale by the Company of substantially all of its business assets;
               (C) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; and
               (D) at the election of PCTEL in the event of a Failed Venture at any time within the nine (9) month period following the end of the Second Call Period (a “Failed Venture Election”).
The death, retirement, resignation, expulsion, incapacity, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.
     Section 10.2 Liquidation and Termination
               (A) Board as Liquidator. Upon dissolution of the Company, the Board shall act as liquidator or may appoint one or more Officers as liquidator. The liquidator shall thereafter use commercially reasonable efforts to wind up the affairs of the Company, sell the Company’s assets at the best price available and make final Distributions as provided herein and in the Act.
               (B) Liquidation Procedures. The costs of liquidation shall be borne as a Company expense. Until final Distribution, the liquidator shall continue to operate the Company with all

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

of the power and authority of the Board. The steps to be accomplished by the liquidator are as follows:
                    (i) As promptly as possible after dissolution and again after final liquidation, the liquidator(s) shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.
                    (ii) The liquidator(s) shall cause the notice described in the Act to be mailed to each known creditor of and claimant against the Company in the manner described thereunder.
                    (iii) The liquidator(s) shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all obligations then outstanding with respect to the PCTEL Line of Credit and all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine).
                    (iv) The balance, if any, of the Company’s remaining assets shall be distributed to the Members in the order and priority set forth in Section 5.3; provided, however, that in connection with a liquidation following a Failed Venture Election, (a) the Company’s intellectual property, and all tangible personal property containing same, shall be conveyed to PCTEL, and all Members shall execute such agreements and instruments as may reasonably be required to vest or confirm title to same in PCTEL, without payment of additional consideration, and (b) PCTEL and Eclipse shall enter into a license agreement substantially in the form attached as Exhibit D, with the license fees and royalties thereunder to be determined upon liquidation by a mutually-acceptable intellectual property appraisal service (the “Intellectual Property License Agreement”).
Distributions pursuant to this Section 10.2(B) shall be made by the end of the Taxable Year of the Company during which the liquidation occurs (or, if later, ninety (90) days after the date of the liquidation). Unless the liquidation follows a Failed Venture Election, the liquidator(s) shall cause only cash, evidences of indebtedness and other securities to be distributed in any liquidation. The Distribution of cash and/or property to a Member in accordance with the provisions of this Section 10.2 constitutes a complete return to such Member of its Capital Contributions and a complete distribution to the Member of its Membership Interests in all the property owned by the Company and constitutes a compromise to which all Members have consented within the meaning of the Act. The Distribution of cash and/or property to a Transferee who is not a Member in accordance with the provisions of this Section 10.2 constitutes a complete distribution to such Transferee of its Membership Interests in all property owned by the Company and constitutes a compromise to which all Members have consented

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

within the meaning of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.
     Section 10.3 Deemed Distribution and Reconstitution
          Notwithstanding any other provision of this ARTICLE X, in the event the Company is “liquidated” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), the Company’s assets shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, the Company shall be deemed solely for income tax purposes, to have contributed its assets to a newly-created income tax partnership in exchange for such company’s assumption of the Company’s liabilities and equity interests in such new income tax partnership. Immediately thereafter, the Company shall be deemed, solely for income tax purposes, to have distributed the interest in the new income tax partnership to the Members in accordance with their Capital Accounts.
     Section 10.4 Deficit Capital Accounts
          Notwithstanding any custom or rule of law to the contrary, to the extent that any Member has a deficit Capital Account balance, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member’s Capital Account to zero.
     Section 10.5 Cancellation of Certificate
          On completion of the Distribution of Company assets as provided herein, the Company is terminated, and shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to Section 2.1 and take such other actions as may be necessary to terminate the Company.
ARTICLE XI
ARBITRATION
     Section 11.1 Arbitration Required
               (A) Any and all Arbitrable Disputes that cannot be resolved between the Members, or a Member and the Company, as applicable (the “Disputing Parties”), within thirty (30) days following delivery of a written notice from one Disputing Party to the other(s) addressing such Arbitrable Dispute, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Chicago, Illinois, before one arbitrator (the “Arbitrator”). The arbitration shall be administered by JAMS, Inc. pursuant to its Streamlined Arbitration Rules and Procedures. Judgment on the arbitral award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The arbitrator may, in the Award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

the reasonable attorneys’ fees of the prevailing party. If more than one issue shall be submitted to the same Arbitrator for resolution, each such issue shall be deemed a separate arbitration for all purposes hereof, such issues shall be identified separately by the Disputing Parties in their submission to arbitration, and each such issue shall be subject to a separate decision by the Arbitrator. Any Arbitrator appointed hereunder shall be mutually acceptable to the Disputing Parties; provided, however, if the Disputing Parties are unable to mutually agree upon an Arbitrator, each of the Disputing Parties shall appoint an arbitrator (an “Appointing Arbitrator”) and such Appointing Arbitrators shall then mutually select an Arbitrator for the applicable Arbitrable Dispute (but such Appointing Arbitrators shall not themselves administer or be otherwise involved in such Arbitrable Dispute).
               (B) Notwithstanding anything in this ARTICLE XI to the contrary, the Disputing Parties shall have the right to commence litigation or other legal proceedings with respect to any claims solely relating to: (i) preserving or protecting Confidential Information, (ii) other emergency or injunctive relief, or (iii) enforcement of the dispute resolution provisions of this Agreement and/or any arbitration award.
               (C) Any litigation (permitted herein) or arbitration of an Arbitrable Dispute must be initiated within one (1) year from the date on which any Disputing Party first gave written notice to the other Disputing Party(ies) of the existence of the Arbitrable Dispute, and any Disputing Party who fails to commence litigation or arbitration within such one-year period shall be deemed to have waived any of its affirmative rights and claims in connection with the Arbitrable Dispute and shall be barred from asserting such rights and claims at any time thereafter. An arbitration shall be deemed commenced by a Disputing Party when such Disputing Party sends a notice to the other Disputing Party(ies), identifying the Arbitrable Dispute and requesting arbitration. Litigation shall be deemed commenced by a Disputing Party when such Disputing Party serves a complaint on the other Member(s) with respect to the Arbitrable Dispute.
     Section 11.2 GOVERNING LAW; DAMAGE RESTRICTIONS
          THE ARBITRATOR SHALL HAVE NO AUTHORITY TO VARY OR IGNORE THE TERMS OF THIS AGREEMENT, SHALL BE BOUND BY SECTION 12.16 WITH RESPECT TO GOVERNING LAW, AND SHALL BE BOUND BY SECTION 12.14 WITH RESPECT TO DAMAGES. ALL PROCEEDINGS, AWARDS AND DECISIONS UNDER ANY ARBITRATION PROCEEDING SHALL BE STRICTLY PRIVATE AND CONFIDENTIAL.
     Section 11.3 Compensation of Arbitration Tribunal
          As soon as practicable after selection of the Arbitration Tribunal, the Arbitration Tribunal or its designated representative shall determine a reasonable estimate of the anticipated fees and costs, and send a statement to each Disputing Party setting forth that Disputing Party’s share of the fees and costs, which shall be proportional to their respective Percentage Interests. Within ten

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

(10) days after receipt of the statement, each Disputing Party shall deposit the required sum with the Arbitration Tribunal, as applicable.
ARTICLE XII
GENERAL/MISCELLANEOUS PROVISIONS
     Section 12.1 Offset
          Whenever the Company is to pay any sum to any Member, any amounts that such Member owes to the Company may be deducted from that sum before payment; provided, however, that the full amount that would otherwise be distributed shall be debited from the Member’s Capital Account pursuant to Section 4.1.
     Section 12.2 Waiver of Certain Rights
          Except as expressly provided herein, each Member irrevocably waives any right it may have to demand any distributions or withdrawal of property from the Company or to maintain any action for dissolution (except pursuant to Section 18-802 of the Act) of the Company or for partition of the property of the Company.
     Section 12.3 Indemnification and Reimbursement for Payments on Behalf of a Member
          If the Company is obligated to pay any amount to a Governmental Body because of a Member’s status or otherwise specifically attributable to a Member (including, without limitation, federal, state or local withholding taxes imposed in respect of any issuance of Membership Interests to a Member or any payments to a Member, federal withholding taxes in respect of foreign Persons, state personal property taxes, state personal property replacement taxes, state unincorporated business taxes, etc.), then such Member (the “Indemnifying Member”) shall indemnify the Company in full for the entire amount paid. At the option of the Board, either:
               (A) promptly upon notification of an obligation to indemnify the Company, the Indemnifying Member shall make a cash payment to the Company equal to the full amount to be indemnified (provided that the amount paid shall not be treated as a Capital Contribution); or
               (B) the Company shall reduce Distributions that would otherwise be made to the Indemnifying Member, until the Company has recovered the amount to be indemnified (provided that the amount of such reduction shall be deemed to have been distributed for all purposes of this Agreement).
An Indemnifying Member’s obligation to indemnify the Company under this Section 12.3 shall survive the termination, dissolution, liquidation and winding up of the Company and, for purposes of this Section 12.3, the Company shall be treated as continuing in existence. The

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

Company may pursue and enforce all rights and remedies it may have against each Indemnifying Member under this Section 12.3, including instituting a lawsuit to collect any amounts owed to the Company by such Indemnifying Member pursuant to this Section 12.3 with interest calculated at the Prime Rate plus one hundred (100) basis points per annum (but not in excess of the highest rate per annum permitted by law).
     Section 12.4 Notices
          Except as expressly set forth to the contrary in this Agreement, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement must be in writing and shall be deemed delivered: (i) upon delivery if delivered in person; (ii) if mailed by deposit in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested, then upon the date indicated in such return receipt; (iii) upon transmission if sent via telecopier, with a confirmation copy sent via a national overnight courier for next Business Day delivery, provided that confirmation of such overnight delivery is received; or (iv) one (1) Business Day after deposit with a national overnight courier for next Business Day delivery, provided that confirmation of such overnight delivery is received. All notices, requests and consents to be sent to a Member must be sent to or made at the address (or facsimile number) given for that Member on Exhibit C, or such other address (or facsimile number) as that Member may specify by notice to the other Members. Copies thereof must be sent to each Member’s legal counsel, as such counsel shall have been designated by each Member to the Company from time to time. Any notice, request or consent to the Company or the Board must be given to the Board and, if appointed, the Secretary of the Company at the Company’s chief executive offices. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
     Section 12.5 Public Announcements
          No Member shall make any public announcement or filing in respect of the transactions provided for herein without the approval of the Board, unless such Member has been advised by counsel such disclosure is required by applicable law. To the extent reasonably feasible, any press release or other announcement or notice regarding the transactions contemplated by this Agreement shall be made by the Board or any other party designated by the Board.
     Section 12.6 Entire Agreement
          This Agreement and other written agreements among the Members and their Affiliates relating to the Company of even date herewith constitute the entire agreement among the Members relating to the Company and supersede all prior contracts or agreements in respect of the Company, whether oral or written.

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

     Section 12.7 Effect of Waiver or Consent
          A waiver or consent, express or implied, of or to any breach or default by any Person in the performance by that Person of its obligations hereunder or in respect of the Company is not a consent or waiver of or to any other breach or default in the performance by that Person of the same or any other obligations of that Person hereunder or in respect of the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default hereunder or in respect of the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights in respect of that default until the applicable statute-of-limitations period has run.
     Section 12.8 Amendment or Modification
          This Agreement and any provision hereof may be amended or modified from time to time only by a written instrument approved by the Board on the terms set forth in Section 6.1(A) or by a Member or Members holding a majority of the Membership Interests; provided, however, that for so long as Eclipse holds Membership Interests, any amendment of this Agreement involving (a) any change in the relative rights and preferences of the Members, (b) the issuance of additional Membership Interests of any class or description, or rights exercisable for same, (c) any change to the First Call Matrix or the Second/Third Call Matrix, or (d) any change to Section 6.1(A) shall require the unanimous approval of the Members.
     Section 12.9 Severability
          In the event that any one or more of the phrases, sentences, sections, articles or sections contained in this Agreement shall be declared invalid or unenforceable by order, decree or judgment of any court having jurisdiction, or shall be or become invalid or unenforceable by virtue of any applicable law, the remainder of this Agreement shall be construed as if such phrases, sentences, sections, articles or sections had not been inserted except when such construction (i) shall operate as an undue hardship on any Member or (ii) shall constitute a substantial deviation from the general intent and purposes of the Members as reflected in this Agreement. In the event of either (i) or (ii) above, the Members shall use commercially reasonable efforts to negotiate a mutually satisfactory amendment to this Agreement to circumvent such adverse construction. If no such amendment has been agreed upon within sixty (60) days, the Members shall submit the matter to arbitration in accordance with the provisions of ARTICLE XI.
     Section 12.10 Successors and Assigns
          Except as otherwise provided herein, this Agreement is binding on and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, administrators, executors, successors and permitted assigns.
     Section 12.11 Further Assurances

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

          In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.
     Section 12.12 Notice to Members of Provisions
          By executing this Agreement, each Member acknowledges that it has actual notice of (i) all of the provisions hereof (including, without limitation, the restrictions on the transfer set forth in ARTICLE IX) and (ii) all of the provisions of the Certificate.
     Section 12.13 Prevailing Parties
          If any litigation or other court action, arbitration or similar adjudicatory proceeding is commenced by any Member to enforce its rights under this Agreement against any other Member, all fees, costs and expenses, including, without limitation, reasonable attorneys fees and court costs, incurred by the prevailing Member in such litigation, action, arbitration or proceeding shall be reimbursed by the losing Member; provided, however, that if a Member to such litigation, action, arbitration or proceeding prevails in part, and loses in part, the court, arbitrator or other adjudicator presiding over such litigation, action, arbitration or proceeding shall award a reimbursement of the fees, costs and expenses incurred by such Member on an equitable basis.
     Section 12.14 WAIVER OF CERTAIN DAMAGES
          NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR UNDER APPLICABLE LAW, EACH MEMBER (FOR ITSELF AND ITS LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS) HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES AND DISCLAIMS ALL RIGHTS TO CLAIM OR SEEK (WHETHER ON BEHALF OF IT OR THE COMPANY) ANY CONSEQUENTIAL, PUNITIVE, EXEMPLARY, STATUTORY OR TREBLE DAMAGES AND ACKNOWLEDGES AND AGREES THAT THE RIGHTS AND REMEDIES IN THIS AGREEMENT WILL BE ADEQUATE IN ALL CIRCUMSTANCES FOR ANY CLAIMS THE MEMBERS OR THE COMPANY MIGHT HAVE WITH RESPECT THERETO.
     Section 12.15 Third Parties
          Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Agreement, any Persons entitled to indemnification by the Company or a Member under an express provision of this Agreement, and each of their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.
     Section 12.16 Governing Law

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

          THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.
     Section 12.17 Waiver of Jury Trial
          The parties to this Agreement each hereby waives, to the fullest extent permitted by law, any right to a jury trial of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise. The parties to this Agreement each hereby agrees and consents that, subject to ARTICLE XI, any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.
     Section 12.18 Counterparts; Facsimile
          This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. This Agreement may be executed by the parties and transmitted by facsimile and when it is executed and transmitted in such manner this Agreement shall be for all purposes as effective as if the party(s) had delivered an executed original of this Agreement.
     Section 12.19 Descriptive Headings
          The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.
     Section 12.20 Conflicts
          In the event of a direct conflict between the provision of this Agreement and any provision of the Certificate or any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

     Section 12.21 Time of the Essence; Computation of Time
          Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in Chicago, Illinois are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular Business Day.
     Section 12.22 No Strict Construction
          The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
     Section 12.23 Organizational Expenses
          The Company shall pay to the Person entitled to such payment all fees and expenses incurred by the Company and PCTEL in connection with the organization and formation of the Company, including, but not limited to, all legal, accounting, and similar fees and expenses of the Company and PCTEL (but not including fees and expenses incurred in the negotiation and execution of this Agreement, the Contribution Agreement or related exhibits thereto, which shall be borne exclusively by the Person incurring them).
* * * * * *

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

          IN WITNESS WHEREOF, this Agreement has been executed by the Members as of the Effective Date.

PCTEL, INC.
By:	/s/ Martin H. Singer
Name:	Martin H. Singer
Its:	Chief Executive Officer

ECLIPSE DESIGN TECHNOLOGIES, INC.
By:	/s/ Thomas Smigelski
Name:	Thomas Smigelski
Its:	President

The undersigned is executing this Agreement as a Restricted Member Affiliate solely for the purposes of agreeing to the Restrictive Covenants set forth in Section 7.2:

/s/ Anthony Vitucci
ANTHONY VITUCCI

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

EXHIBIT A
MEMBERS AND CAPITAL CONTRIBUTIONS

	Capital		Percentage
Member	Contributions/Schedule	Agreed Value	Interest
PCTEL, Inc.	*	$2,500,000	51%
Eclipse Design Technologies, Inc.	*	$2,400,000	49%

*	All Capital Contributions are being made by the Members on the terms, and subject to the conditions, of the Contribution Agreement.

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

EXHIBIT B
FIRST CALL MATRIX
Company Value (“CV”) equals one times the sum of trailing twelve month GAAP revenue plus non cancelable GAAP revenue backlog deliverable within three months, measured as of the First Call Date
Enterprise Value (“EV”) equals CV less Net Indebtedness, measured as of the First Call Date, provided that the minimum EV shall be $4.9 million.
SECOND/THIRD CALL MATRIX
Company Value (“CV”) equals 1.2 times the sum of trailing twelve month GAAP revenue plus non cancelable GAAP revenue backlog deliverable within three months, measured as of the Second/Third Call Date
Enterprise Value (“EV”) equals CV less Net Indebtedness, measured as of the Second/Third Call Date, provided that the minimum EV shall be $4.9 million.
PUT MATRIX
EV equals $4.9 million.

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

EXHIBIT C
MEMBER NOTICE ADDRESSES

Member	Notice Address
PCTEL, Inc.	471 Brighton Dr .
Bloomingdale, IL 60108
Fax: 630-233-8076
Attention: General Counsel

Eclipse Design Technologies, Inc.	33 West Higgins Road
Suite 650
South Barrington, IL 60010
Fax: 847.844.3731
Attention: President

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

EXHIBIT D
FORM OF INTELLECTUAL PROPERTY LICENSE AGREEMENT
[****]

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”

SCHEDULE 6.2

OFFICERS

Office	Designee
President	Anthony Kobrinetz

Vice President — Finance	John Schoen

Vice President — Business Development	Anthony Vitucci

Secretary	Shelley Bacastow

*	Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with “[****].”